Exhibit 99.1
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018
News Release

FOR IMMEDIATE RELEASE	January 18, 2023
FOR MORE INFORMATION CONTACT:
Edward J. Wehmer, Founder & Chief Executive Officer
David A. Dykstra, Vice Chairman & Chief Operating Officer
(847) 939-9000
Web site address: www.wintrust.com

Wintrust Financial Corporation Reports Fourth Quarter and Full Year 2022 Results

ROSEMONT, ILLINOIS – Wintrust Financial Corporation (“Wintrust”, “the Company”, “we” or “our”) (Nasdaq: WTFC) announced net income of $144.8 million or $2.23 per diluted common share for the fourth quarter of 2022, an increase in diluted earnings per common share of 1% compared to the third quarter of 2022. The Company had record annual net income of $509.7 million or $8.02 per diluted common share for the year ended December 31, 2022 as compared to net income of $466.2 million or $7.58 per diluted common share for the same period of 2021. Pre-tax, pre-provision income (non-GAAP) totaled a record $779.1 million for the year ended December 31, 2022, up 35% as compared to $578.5 million for the same period of 2021.

Edward J. Wehmer, Founder and Chief Executive Officer, commented, “Wintrust finished the year with great momentum as our fourth quarter results were highlighted by strong net income and record quarterly pre-tax, pre-provision income. Net interest income and net interest margin expanded meaningfully and our loan portfolio continued to grow while exhibiting low levels of net charge-offs. The fourth quarter caps an extraordinary year for Wintrust, and we believe that we are well-positioned to reach even higher levels of financial performance in 2023."

Highlights of the fourth quarter of 2022:
Comparative information to the third quarter of 2022, unless otherwise noted

•Net interest income increased by $55.4 million or 14% as compared to the third quarter of 2022 primarily due to improvement in net interest margin and loan growth.
◦Net interest margin, on a GAAP basis, increased by 37 basis points to 3.71% for the fourth quarter of 2022 as the upward repricing of earning assets outpaced increases in deposit costs. Net interest margin, on a fully taxable equivalent basis (non-GAAP) increased by 38 basis points to 3.73%.
•Total loans increased by $1.0 billion, or 11% on an annualized basis. In addition, total loans as of December 31, 2022 were $630 million higher than average total loans in the fourth quarter of 2022 which is expected to benefit future quarters.
•Total assets increased by $567 million totaling $52.9 billion as of December 31, 2022 and total deposits increased by $105 million.
•Recorded a provision for credit losses of $47.6 million in the fourth quarter of 2022 primarily related to a moderate deterioration in macroeconomic factors coupled with strong loan growth. This compares to a provision for credit losses of $6.4 million in the third quarter of 2022.
•Net charge-offs totaled $5.1 million or five basis points of average total loans on an annualized basis in the fourth quarter of 2022 as compared to $3.2 million or three basis points of average total loans on an annualized basis in the third quarter of 2022.
•Non-performing loans were essentially unchanged at 0.26% of total loans, as of December 31, 2022. See “Asset Quality” section for more information.
•Book value per common share increased by $2.56 to $72.12 as of December 31, 2022. Tangible book value per common share (non-GAAP) increased to $61.00 as of December 31, 2022 as compared to $58.42 as of September 30, 2022.

Other items of note from the fourth quarter of 2022

•Net losses on investment securities totaled $6.7 million in the fourth quarter of 2022 related to changes in the value of equity securities as compared to net losses of $3.1 million in the third quarter of 2022.
•The effective tax rate decreased as the Company recorded an approximately $1.7 million benefit to income tax expense related to earnings at its Canadian subsidiary. See “Income Taxes” section for more information.
•Recorded $838,000 in occupancy expense related to an unrealized loss associated with the anticipated sale of a branch facility.
•Recorded $846,000 in operating lease equipment expense related to the impairment of an operating lease asset.
•The Company recorded net negative fair value adjustments of $702,000 in the fourth quarter of 2022 related to fair value changes in certain mortgage assets, see “Non-Interest Income” section for more information.

Mr. Wehmer continued, "The Company experienced robust loan growth as loans increased by $1.0 billion, or 11% on an annualized basis, in the fourth quarter of 2022. The loan growth was spread across all of our material loan portfolios as we experienced growth in commercial, commercial real estate, commercial insurance premium finance receivables and life insurance premium finance receivables. We remain prudent in our review of credit prospects ensuring our loan growth stays within our conservative credit standards. Loan growth in the fourth quarter of 2022 outpaced deposit growth which resulted in our loans to deposits ratio ending the quarter at 91.4%. Strategically growing deposits is among our most important objectives in 2023 and we believe we are well positioned to accomplish that without compromising our net interest margin guidance."

Mr. Wehmer commented, "Net interest income increased by $55.4 million in the fourth quarter of 2022 primarily due to improvement in net interest margin as well as an increase in earning assets. Net interest margin, on a fully taxable equivalent basis (non-GAAP), increased by 38 basis points as the upward repricing of earning assets outpaced deposit rate changes. We expect that trend to continue and believe, subject to no material change in the consensus projection of interest rates as of this release date, that our net interest margin should approach 4.00% during the first quarter of 2023. While Wintrust benefited significantly from being asset sensitive to interest rates in 2022, we acknowledge the uncertainty in projected interest rates and are repositioning our balance sheet to reduce our interest rate sensitivity. We expect to continue this strategy, including the use of derivative instruments, in order to mitigate potential negative impacts to our net interest margin in a declining interest rate environment.”

Commenting on credit quality, Mr. Wehmer stated, "The allowance for credit losses totaled $357.9 million as of December 31, 2022, an increase of $42.6 million as compared to $315.3 million as of September 30, 2022. The $42.6 million increase in reserves consisted of a $32.2 million increase related to a moderate deterioration in macroeconomic factors and a $10.4 million increase related to portfolio changes in the fourth quarter of 2022. Meanwhile, credit metrics related to current loan performance remained relatively stable. Non-performing loans totaled $100.7 million and comprised only 0.26% of total loans as of December 31, 2022, essentially unchanged from levels as of September 30, 2022. Net charge-offs totaled $5.1 million or five basis points of average total loans on an annualized basis in the fourth quarter of 2022 as compared to $3.2 million or three basis points of average total loans on an annualized basis in the third quarter of 2022. The allowance for credit losses on our core loan portfolio as of December 31, 2022 is approximately 1.42% of the outstanding balance. We believe that the Company’s reserves remain appropriate and we remain diligent in our review of credit."

Mr. Wehmer concluded, “Our fourth quarter of 2022 results continued to demonstrate the multi-faceted nature of our business model which we believe uniquely positions us to be successful. We remain an asset driven organization, focused on prudently growing our loan portfolio. We are confident we can raise funding to support asset growth and drive further net interest income expansion. We are closely watching our expenses and believe our efficiency ratio will continue to improve. We are opportunistically evaluating the acquisition market for both banks and business lines of various sizes and are excited about our recently announced and pending wealth management acquisition. Of course, we remain diligent in our consideration of acquisition targets and intend to be prudent in our decision making, always seeking to minimize tangible book value dilution. We are very proud that Wintrust’s tangible book value per common share has increased every year since we became a public company in 1996 and you can be assured of our best efforts to maintain that trend in 2023 and beyond.”

The graphs below illustrate certain financial highlights of the fourth quarter of 2022 as well as historical financial performance. See “Supplemental Non-GAAP Financial Measures/Ratios” at Table 17 for additional information with respect to non-GAAP financial measures/ratios, including the reconciliations to the corresponding GAAP financial measures/ratios.

Net Income - 5 Quarter Trend
$ in Millions
$160
$140
$120
$100
$80
$60
$40
$20
$0
$98.8
$127.4
$94.5
$143.0
$144.8
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022

Pre-tax income, excluding provision for credit losses, (non-GAAP) -
5 Quarter Trend
$ in Millions
$260
$240
$220
$200
$180
$160
$140
$120
$100
$146.3
$177.8
$152.1
$206.5
$242.8
$139.7
$134.4
$151.6
$208.9
$243.5
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Pre-Tax Income, Excluding Provision for Credit Losses (non-GAAP)
Pre-Tax Income, Excluding Provision for Credit Losses, Adjusted for Changes in Fair Value of Mortgage Servicing Rights ("MSRs"), Net of Economic Hedge and Early Buy-out Loans Guaranteed by U.S. government agencies (non-GAAP)

Pre-tax income, excluding provision for credit losses (non-GAAP) - Q4 2022 compared to Q3 2022
$ in Millions
$300
$280
$260
$240
$220
$200
$180
$160
$140
$120
$206.5
$55.4
$(9.8)
$(3.6)
$(2.4)
$6.6
$1.5
$(4.2)
$(7.2)
$242.8
Q3 2022
Net Interest Income
Mortgage Banking Revenue
Losses on investment securities, net
Wealth Management Revenue
Fees from Covered Call Options
All other non-interest income
Salaries and Employee Benefits
All Other Non-Interest Expense
Q4 2022

Net Interest Income - 5 Quarter Trend
$480
$460
$440
$420
$400
$380
$360
$340
$320
$300
$280
$260
$ in Millions
5.00%
4.00%
3.00%
2.00%
1.00%
$296.0
$299.3
$337.8
$401.4
$456.8
2.55%
2.61%
2.93%
3.35%
3.73%
Q4 2021
Q1 2022
Q2 2022
Q3 2022
Q4 2022
Net Interest Income
Net Interest Margin (non-GAAP)

Net Income
10 Year CAGR of 16%
$600.0
$500.0
$400.0
$300.0
$200.0
$100.0
$0.0
$ in Millions
$111.2
$137.2
$151.4
$156.7
$206.9
$257.7
$343.2
$355.7
$293.0
$466.2
$509.7
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

Book Value per Common Share - 10 Year CAGR of 7%
Tangible Book Value per Common Share (non-GAAP)
10 Year CAGR of 8%
$75.00
$70.00
$65.00
$60.00
$55.00
$50.00
$45.00
$40.00
$35.00
$30.00
$25.00
$20.00
$37.78
$38.47
$41.52
$43.42
$47.11
$50.96
$55.71
$61.68
$65.24
$71.62
$72.12
$29.28
$29.93
$32.45
$33.17
$37.08
$41.68
$44.67
$49.70
$53.23
$59.64
$61.00
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Book value per common share
Tangible book value per common share (non-GAAP)

Stock Price - 10 Year CAGR of 9%
Common Stock Dividends Paid - 10 Year CAGR of 22%
$100.00
$75.00
$50.00
$25.00
$0.00
$2.00
$1.50
$1.00
$0.50
$—
$36.70
$46.12
$46.76
$48.52
$72.57
$82.37
$66.49
$70.90
$61.09
$90.82
$84.52
$0.18
$0.18
$0.40
$0.44
$0.48
$0.56
$0.76
$1.00
$1.12
$1.24
$1.36
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Market price per common share
Cash dividends declared per common share

Total Assets
10 Year CAGR of 12%
$ in Billions
$55.0
$50.0
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$17.5
$18.1
$20.0
$22.9
$25.7
$27.9
$31.2
$36.6
$45.1
$50.1
$52.9
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

Total Loans - 10 Year CAGR of 12%
$ in Billions
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$12.4
$13.2
$14.6
$17.3
$19.8
$21.6
$23.8
$26.8
$32.1
$2.7
$29.4
$34.8
$0.6
$34.2
$39.2
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022
Total Loans, excluding PPP loans
PPP Loans

Total Deposits
10 Year CAGR of 12%
$ in Billions
$45.0
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$14.4
$14.7
$16.3
$18.6
$21.7
$23.2
$26.1
$30.1
$37.1
$42.1
$42.9
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

Non-Performing Assets as a percentage of Total Assets
1.60%
1.40%
1.20%
1.00%
0.80%
0.60%
0.40%
0.20%
0.00%
1.03%
0.85%
0.62%
0.56%
0.50%
0.47%
0.44%
0.36%
0.32%
0.16%
0.21%
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

Net Charge-Offs as a percentage of Average Total Loans
0.80%
0.60%
0.40%
0.20%
0.00%
0.65%
0.44%
0.20%
0.12%
0.09%
0.07%
0.09%
0.20%
0.13%
0.06%
0.06%
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

Allowance for Credit Losses (excl. covered loan allowance) as a percentage of Non-Accrual Loans
550.00%
500.00%
450.00%
400.00%
350.00%
300.00%
250.00%
200.00%
150.00%
100.00%
50.00%
113.22%
103.70%
131.33%
145.54%
164.28%
179.34%
146.37%
149.62%
332.82%
446.78%
532.71%
2012
2013
2014
2015
2016
2017
2018
2019
2020
2021
2022

SUMMARY OF RESULTS:

BALANCE SHEET

Total loans increased by $1.0 billion as core loans increased by $794 million and niche loans increased by $250 million as compared to the third quarter of 2022. See Table 1 for more information. During the fourth quarter of 2022, the Company increased its investment portfolio by approximately $1.5 billion. However, certain securities were called by option holders on December 31, 2022 which resulted in the recognition of a trade date receivable of $922 million as of December 31, 2022. In January 2023, the Company reinvested the trade date receivable proceeds by purchasing a similar amount of investment securities.

Total liabilities increased $408 million in the fourth quarter of 2022 as compared to the third quarter of 2022 resulting primarily from a $136 million increase in notes payable and a $105 million increase in total deposits. The Company's loans to deposits ratio ended the quarter at 91.4%. Management believes in substantially funding the Company's balance sheet with core deposits and utilizes brokered or wholesale funding sources on a limited basis to manage its liquidity position as well as for interest rate risk management purposes.

For more information regarding changes in the Company’s balance sheet, see Consolidated Statements of Condition and Table 1 through Table 3 in this report.

NET INTEREST INCOME

For the fourth quarter of 2022, net interest income totaled $456.8 million, an increase of $55.4 million as compared to the third quarter of 2022. The $55.4 million increase in net interest income in the fourth quarter of 2022 compared to the third quarter of 2022 was primarily due to robust loan growth and continued expansion of net interest margin.

Net interest margin was 3.71% (3.73% on a fully taxable-equivalent basis, non-GAAP) during the fourth quarter of 2022 compared to 3.34% (3.35% on a fully taxable-equivalent basis, non-GAAP) during the third quarter of 2022. The net interest margin increase as compared to the third quarter of 2022 was due to an 84 basis point increase in yield on earning assets and a 22 basis point increase in the net free funds contribution. These improvements were partially offset by a 68 basis point increase in the rate paid on interest-bearing liabilities. The 84 basis point increase in the yield on earning assets in the fourth quarter of 2022 as compared to the third quarter of 2022 was primarily due to an 87 basis point expansion on loan yields and a higher liquidity management asset yield as the Company earned higher yields on interest-bearing deposits with banks and added investment securities at higher current market rates. The 68 basis point increase in the rate paid on interest-bearing liabilities in the fourth quarter of 2022 as compared to the third quarter of 2022 is primarily due to a 66 basis point increase in the rate paid on interest-bearing deposits primarily related to the increasing rate environment.

For more information regarding net interest income, see Table 4 through Table 8 in this report.

ASSET QUALITY

The allowance for credit losses totaled $357.9 million as of December 31, 2022, an increase of $42.6 million as compared to $315.3 million as of September 30, 2022. The $42.6 million increase in reserves consisted of a $32.2 million increase related to a moderate deterioration in macroeconomic factors and a $10.4 million increase related to portfolio changes in the fourth quarter of 2022. A provision for credit losses totaling $47.6 million was recorded for the fourth quarter of 2022 as compared to $6.4 million recorded in the third quarter of 2022. For more information regarding the provision for credit losses, see Table 11 in this report.

Management believes the allowance for credit losses is appropriate to account for expected credit losses. The Current Expected Credit Losses (“CECL”) accounting standard requires the Company to estimate expected credit losses over the life of the Company’s financial assets as of the reporting date. There can be no assurances, however, that future losses will not significantly exceed the amounts provided for, thereby affecting future results of operations. A summary of the allowance for credit losses calculated for the loan components in each portfolio as of December 31, 2022, September 30, 2022, and June 30, 2022 is shown on Table 12 of this report.

Net charge-offs totaled $5.1 million in the fourth quarter of 2022, as compared to $3.2 million of net charge-offs in the third quarter of 2022. Net charge-offs as a percentage of average total loans were reported as five basis points in the fourth quarter of 2022 on an annualized basis compared to three basis points on an annualized basis in the third quarter of 2022. For more information regarding net charge-offs, see Table 10 in this report.

The Company’s delinquency rates remain low and manageable. For more information regarding past due loans, see Table 13 in this report.

The ratio of non-performing assets to total assets was 0.21% as of December 31, 2022, compared to 0.20% at September 30, 2022. Non-performing assets totaled $110.6 million at December 31, 2022, compared to $104.3 million at September 30, 2022. Non-performing loans remained relatively flat totaling $100.7 million, or 0.26% of total loans, at December 31, 2022 compared to $97.6 million, or 0.26% of total loans, at September 30, 2022. For more information regarding non-performing assets, see Table 14 in this report.

NON-INTEREST INCOME

Wealth management revenue decreased $2.4 million in the fourth quarter of 2022 as compared to the third quarter of 2022 primarily related to lower fees associated with our tax-deferred like-kind exchange business. Wealth management revenue is comprised of the trust and asset management revenue of The Chicago Trust Company and Great Lakes Advisors, the brokerage commissions, managed money fees and insurance product commissions at Wintrust Investments and fees from tax-deferred like-kind exchange services provided by the Chicago Deferred Exchange Company.

Mortgage banking revenue decreased by $9.8 million in the fourth quarter of 2022 as compared to the third quarter of 2022 primarily due to lower production revenue as a result of declining mortgage origination volume in the recent rising rate environment as well as lower production margins. The Company recorded net negative fair value adjustments of $702,000 in the fourth quarter of 2022 related to fair value changes in certain mortgage assets. This included a $2.1 million decrease in the value of mortgage servicing rights related to changes in fair value model assumptions net of economic hedges and a positive $1.4 million valuation related adjustment on the Company’s held-for-sale portfolio of early buy-out exercised loans guaranteed by U.S. government agencies which are held at fair value. The Company intends to monitor the relationship of these assets and will seek to minimize the earnings impact of fair value changes in future quarters.

Net losses on investment securities totaled $6.7 million in the fourth quarter of 2022 related to changes in the value of equity securities as compared to net losses of $3.1 million in the third quarter of 2022.

Fees from covered call options increased $6.6 million in the fourth quarter of 2022 as compared to the third quarter of 2022. The Company has typically written call options with terms of less than three months against certain U.S. Treasury and agency securities held in its portfolio for liquidity and other purposes. Management has entered into these transactions with the goal of economically hedging security positions and enhancing its overall return on its investment portfolio. These option transactions are designed to mitigate overall interest rate risk and do not qualify as hedges pursuant to accounting guidance.

For more information regarding non-interest income, see Table 15 in this report.

NON-INTEREST EXPENSE

Salaries and employee benefits expense increased by $4.2 million in the fourth quarter of 2022 as compared to the third quarter of 2022. The $4.2 million increase is primarily related to higher incentive compensation expense related to the Company's strong 2022 financial performance, increased employee insurance costs and higher levels of deferred compensation expense, partially offset by lower commissions expense primarily related to lower mortgage production volume.

Advertising and marketing expenses in the fourth quarter of 2022 totaled $14.3 million, which is a $2.3 million decrease as compared to the third quarter of 2022 primarily due to a decrease in sports sponsorships. Marketing costs are incurred to promote the Company's brand, commercial banking capabilities and the Company's various products, to attract loans and deposits and to announce new branch openings as well as the expansion of the Company's non-bank businesses. The level of marketing expenditures depends on the timing of sponsorship programs utilized which are determined based on the market area, targeted audience, competition and various other factors.

Miscellaneous expense increased by $4.8 million in the fourth quarter of 2022 as compared to the third quarter of 2022 which includes a $1.1 million increase in charitable donations. In addition, miscellaneous expense includes ATM expenses, correspondent bank charges, directors fees, telephone, postage, corporate insurance, dues and subscriptions, problem loan expenses and other miscellaneous operational losses and costs.

For more information regarding non-interest expense, see Table 16 in this report.

INCOME TAXES

The Company recorded income tax expense of $50.4 million in the fourth quarter of 2022 compared to $57.1 million in the third quarter of 2022. The effective tax rates were 25.80% in the fourth quarter of 2022 compared to 28.53% in the third quarter of 2022. Primarily as a result of fluctuations in currency rates, in the fourth quarter of 2022, the Company reversed approximately $1.7 million of the $2.0 million of tax expense related to GILTI (“Global Intangible Low-taxed Income”) recorded in the third quarter of 2022. The GILTI tax is a U.S. minimum tax on global profits.

BUSINESS UNIT SUMMARY

Community Banking

Through its community banking unit, the Company provides banking and financial services primarily to individuals, small to mid-sized businesses, local governmental units and institutional clients residing primarily in the local areas the Company services. In the fourth quarter of 2022, this unit expanded its loan portfolio. The segment’s net interest income increased in the fourth quarter of 2022 as compared to the third quarter of 2022 due to loan growth and an increased net interest margin.

Mortgage banking revenue was $17.4 million for the fourth quarter of 2022, a decrease of $9.8 million as compared to the third quarter of 2022, primarily due to lower production revenue as a result of declining mortgage origination volume in the current rising rate environment as well as lower production margins. Service charges on deposit accounts totaled $13.1 million in the fourth quarter of 2022, a decrease of $1.3 million as compared to the third quarter of 2022 primarily due to lower fees associated with commercial account activity. The Company’s gross commercial and commercial real estate loan pipelines remained robust as of December 31, 2022 indicating momentum for expected continued loan growth in the first quarter of 2023.

Specialty Finance

Through its specialty finance unit, the Company offers financing of insurance premiums for businesses and individuals, equipment financing through structured loans and lease products to customers in a variety of industries, accounts receivable financing and value-added, out-sourced administrative services and other services. Originations within the insurance premium financing receivables portfolio were $4.0 billion during the fourth quarter of 2022 and average balances increased by $396.1 million as compared to the third quarter of 2022. The Company’s leasing portfolio balance increased in the fourth quarter of 2022, with its portfolio of assets, including capital leases, loans and equipment on operating leases, totaling $3.0 billion as of December 31, 2022 as compared to $2.7 billion as of September 30, 2022. Revenues from the Company’s out-sourced administrative services business were $1.7 million in the fourth quarter of 2022, an increase of $203,000 from the third quarter of 2022.

Wealth Management

Through four separate subsidiaries within its wealth management unit, the Company offers a full range of wealth management services, including trust and investment services, tax-deferred like-kind exchange services, asset management, securities brokerage services and 401(k) and retirement plan services. Wealth management revenue totaled $30.7 million in the fourth quarter of 2022, a decrease of $2.4 million compared to the third quarter of 2022. The decline in wealth management revenue in the fourth quarter of 2022 was primarily related to lower fees associated with our tax-deferred like-kind exchange business. At December 31, 2022, the Company’s wealth management subsidiaries had approximately $34.4 billion of assets under administration, which included $7.4 billion of assets owned by the Company and its subsidiary banks, representing an increase from the $32.8 billion of assets under administration at September 30, 2022.

ITEMS IMPACTING COMPARATIVE FINANCIAL RESULTS

Common Stock Offering
In June 2022, the Company sold through a public offering a total of 3,450,000 shares of its common stock. Net proceeds to the Company totaled approximately $285.7 million, net of estimated issuance costs.

Insurance Agency Loan Portfolio
On November 15, 2021, the Company completed its acquisition of certain assets from The Allstate Corporation (“Allstate”). Through this business combination, the Company acquired approximately $581.6 million of loans, net of allowance for credit losses measured on the acquisition date. The loan portfolio was comprised of approximately 1,800 loans to Allstate agents nationally. In addition to acquiring the loans, the Company became the national preferred provider of loans to Allstate agents. In connection with the loan acquisition, a team of Allstate agency lending specialists joined the Company, to augment and expand Wintrust’s existing insurance agency finance business. As the transaction was determined to be a business combination, the Company recorded goodwill of approximately $9.3 million on the purchase.

WINTRUST FINANCIAL CORPORATION
Key Operating Measures

Wintrust’s key operating measures and growth rates for the fourth quarter of 2022, as compared to the third quarter of 2022 (sequential quarter) and fourth quarter of 2021 (linked quarter), are shown in the table below:

				% or (1) basis point (bp) change from 3rd Quarter 2022		% or basis point (bp) change from 4th Quarter 2021
	Three Months Ended
(Dollars in thousands, except per share data)	Dec 31, 2022	Sep 30, 2022	Dec 31, 2021
Net income	$144,817	$142,961	$98,757	1%		47%
Pre-tax income, excluding provision for credit losses (non-GAAP) (2)	242,819	206,461	146,344	18		66
Net income per common share – diluted	2.23	2.21	1.58	1		41
Cash dividends declared per common share	0.34	0.34	0.31	—		10
Net revenue (3)	550,655	502,930	429,743	9		28
Net interest income	456,816	401,448	295,976	14		54
Net interest margin	3.71%	3.34%	2.54%	37	bps	117	bps
Net interest margin – fully taxable-equivalent (non-GAAP) (2)	3.73	3.35	2.55	38		118
Net overhead ratio (4)	1.63	1.53	1.21	10		42
Return on average assets	1.10	1.12	0.80	(2)		30
Return on average common equity	12.72	12.31	9.05	41		367
Return on average tangible common equity (non-GAAP) (2)	15.21	14.68	11.04	53		417
At end of period
Total assets	$52,949,649	$52,382,939	$50,142,143	4%		6%
Total loans (5)	39,196,485	38,167,613	34,789,104	11		13
Total deposits	42,902,544	42,797,191	42,095,585	1		2
Total shareholders’ equity	4,796,838	4,637,980	4,498,688	14		7
(1)Period-end balance sheet percentage changes are annualized.
(2)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(3)Net revenue is net interest income plus non-interest income.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Excludes mortgage loans held-for-sale.
Certain returns, yields, performance ratios, or quarterly growth rates are “annualized” in this presentation to represent an annual time period. This is done for analytical purposes to better discern, for decision-making purposes, underlying performance trends when compared to full-year or year-over-year amounts. For example, a 5% growth rate for a quarter would represent an annualized 20% growth rate. Additional supplemental financial information showing quarterly trends can be found on the Company’s website at www.wintrust.com by choosing “Financial Reports” under the “Investor Relations” heading, and then choosing “Financial Highlights.”

WINTRUST FINANCIAL CORPORATION
Selected Financial Highlights

	Three Months Ended					Years Ended
(Dollars in thousands, except per share data)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Selected Financial Condition Data (at end of period):
Total assets	$52,949,649	$52,382,939	$50,969,332	$50,250,661	$50,142,143
Total loans (1)	39,196,485	38,167,613	37,053,103	35,280,547	34,789,104
Total deposits	42,902,544	42,797,191	42,593,326	42,219,322	42,095,585
Total shareholders’ equity	4,796,838	4,637,980	4,727,623	4,492,256	4,498,688
Selected Statements of Income Data:
Net interest income	$456,816	$401,448	$337,804	$299,294	$295,976	$1,495,362	$1,124,957
Net revenue (2)	550,655	502,930	440,746	462,084	429,743	1,956,415	1,711,077
Net income	144,817	142,961	94,513	127,391	98,757	509,682	466,151
Pre-tax income, excluding provision for credit losses (non-GAAP) (3)	242,819	206,461	152,078	177,786	146,344	779,144	578,533
Net income per common share – Basic	2.27	2.24	1.51	2.11	1.61	8.14	7.69
Net income per common share – Diluted	2.23	2.21	1.49	2.07	1.58	8.02	7.58
Cash dividends declared per common share	0.34	0.34	0.34	0.34	0.31	1.36	1.24
Selected Financial Ratios and Other Data:
Performance Ratios:
Net interest margin	3.71%	3.34%	2.92%	2.60%	2.54%	3.15%	2.57%
Net interest margin – fully taxable-equivalent (non-GAAP) (3)	3.73	3.35	2.93	2.61	2.55	3.17	2.58
Non-interest income to average assets	0.71	0.79	0.84	1.33	1.08	0.91	1.25
Non-interest expense to average assets	2.34	2.32	2.35	2.33	2.29	2.33	2.42
Net overhead ratio (4)	1.63	1.53	1.51	1.00	1.21	1.42	1.17
Return on average assets	1.10	1.12	0.77	1.04	0.80	1.01	1.00
Return on average common equity	12.72	12.31	8.53	11.94	9.05	11.41	11.27
Return on average tangible common equity (non-GAAP) (3)	15.21	14.68	10.36	14.48	11.04	13.73	13.83
Average total assets	$52,087,618	$50,722,694	$49,353,426	$49,501,844	$49,118,777	$50,424,319	$46,824,051
Average total shareholders’ equity	4,710,856	4,795,387	4,526,110	4,500,460	4,433,953	4,634,224	4,300,742
Average loans to average deposits ratio	90.5%	88.8%	86.8%	83.8%	81.7%	87.5%	84.7%
Period-end loans to deposits ratio	91.4	89.2	87.0	83.6	82.6
Common Share Data at end of period:
Market price per common share	$84.52	$81.55	$80.15	$92.93	$90.82
Book value per common share	72.12	69.56	71.06	71.26	71.62
Tangible book value per common share (non-GAAP) (3)	61.00	58.42	59.87	59.34	59.64
Common shares outstanding	60,794,008	60,743,335	60,721,889	57,253,214	57,054,091
Other Data at end of period:
Tier 1 leverage ratio (5)	8.8%	8.8%	8.8%	8.1%	8.0%
Risk-based capital ratios:
Tier 1 capital ratio (5)	10.0	9.9	9.9	9.6	9.6
Common equity tier 1 capital ratio (5)	9.1	9.0	9.0	8.6	8.6
Total capital ratio (5)	11.9	11.8	11.9	11.6	11.6
Allowance for credit losses (6)	$357,936	$315,338	$312,192	$301,327	$299,731
Allowance for loan and unfunded lending-related commitment losses to total loans	0.91%	0.83%	0.84%	0.85%	0.86%
Number of:
Bank subsidiaries	15	15	15	15	15
Banking offices	174	174	173	174	173
(1)Excludes mortgage loans held-for-sale.
(2)Net revenue is net interest income and non-interest income.
(3)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)The net overhead ratio is calculated by netting total non-interest expense and total non-interest income, annualizing this amount, and dividing by that period’s average total assets. A lower ratio indicates a higher degree of efficiency.
(5)Capital ratios for current quarter-end are estimated.
(6)The allowance for credit losses includes the allowance for loan losses, the allowance for unfunded lending-related commitments and the allowance for held-to-maturity securities losses.

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CONDITION

	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2022	2022	2022	2022	2021
Assets
Cash and due from banks	$490,908	$489,590	$498,891	$462,516	$411,150
Federal funds sold and securities purchased under resale agreements	58	57	475,056	700,056	700,055
Interest-bearing deposits with banks	1,988,719	3,968,605	3,266,541	4,013,597	5,372,603
Available-for-sale securities, at fair value	3,243,017	2,923,653	2,970,121	2,998,898	2,327,793
Held-to-maturity securities, at amortized cost	3,640,567	3,389,842	3,413,469	3,435,729	2,942,285
Trading account securities	1,127	179	1,010	852	1,061
Equity securities with readily determinable fair value	110,365	114,012	93,295	92,689	90,511
Federal Home Loan Bank and Federal Reserve Bank stock	224,759	178,156	136,138	136,163	135,378
Brokerage customer receivables	16,387	20,327	21,527	22,888	26,068
Mortgage loans held-for-sale	299,935	376,160	513,232	606,545	817,912
Loans, net of unearned income	39,196,485	38,167,613	37,053,103	35,280,547	34,789,104
Allowance for loan losses	(270,173)	(246,110)	(251,769)	(250,539)	(247,835)
Net loans	38,926,312	37,921,503	36,801,334	35,030,008	34,541,269
Premises, software and equipment, net	764,798	763,029	762,381	761,213	766,405
Lease investments, net	253,928	244,822	223,813	240,656	242,082
Accrued interest receivable and other assets	1,391,342	1,316,305	1,112,697	1,066,750	1,084,115
Trade date securities receivable	921,717	—	—	—	—
Goodwill	653,524	653,079	654,709	655,402	655,149
Other acquisition-related intangible assets	22,186	23,620	25,118	26,699	28,307
Total assets	$52,949,649	$52,382,939	$50,969,332	$50,250,661	$50,142,143
Liabilities and Shareholders’ Equity
Deposits:
Non-interest-bearing	$12,668,160	$13,529,277	$13,855,844	$13,748,918	$14,179,980
Interest-bearing	30,234,384	29,267,914	28,737,482	28,470,404	27,915,605
Total deposits	42,902,544	42,797,191	42,593,326	42,219,322	42,095,585
Federal Home Loan Bank advances	2,316,071	2,316,071	1,166,071	1,241,071	1,241,071
Other borrowings	596,614	447,215	482,787	482,516	494,136
Subordinated notes	437,392	437,260	437,162	437,033	436,938
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Trade date securities payable	—	—	—	437	—
Accrued interest payable and other liabilities	1,646,624	1,493,656	1,308,797	1,124,460	1,122,159
Total liabilities	48,152,811	47,744,959	46,241,709	45,758,405	45,643,455
Shareholders’ Equity:
Preferred stock	412,500	412,500	412,500	412,500	412,500
Common stock	60,797	60,743	60,722	59,091	58,892
Surplus	1,902,474	1,891,621	1,880,913	1,698,093	1,685,572
Treasury stock	(304)	—	—	(109,903)	(109,903)
Retained earnings	2,849,007	2,731,844	2,616,525	2,548,474	2,447,535
Accumulated other comprehensive (loss) income	(427,636)	(458,728)	(243,037)	(115,999)	4,092
Total shareholders’ equity	4,796,838	4,637,980	4,727,623	4,492,256	4,498,688
Total liabilities and shareholders’ equity	$52,949,649	$52,382,939	$50,969,332	$50,250,661	$50,142,143

WINTRUST FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended					Years Ended
(In thousands, except per share data)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Interest income
Interest and fees on loans	$498,838	$402,689	$320,501	$285,698	$289,140	$1,507,726	$1,133,528
Mortgage loans held-for-sale	3,997	5,371	5,740	6,087	7,234	21,195	32,169
Interest-bearing deposits with banks	20,349	15,621	5,790	1,687	2,254	43,447	6,606
Federal funds sold and securities purchased under resale agreements	1,263	1,845	1,364	431	173	4,903	173
Investment securities	53,092	38,569	36,541	32,398	27,210	160,600	95,286
Trading account securities	6	7	4	5	4	22	10
Federal Home Loan Bank and Federal Reserve Bank stock	2,918	2,109	1,823	1,772	1,776	8,622	7,067
Brokerage customer receivables	282	267	205	174	188	928	645
Total interest income	580,745	466,478	371,968	328,252	327,979	1,747,443	1,275,484
Interest expense
Interest on deposits	95,447	45,916	18,985	14,854	16,572	175,202	88,119
Interest on Federal Home Loan Bank advances	13,823	6,812	4,878	4,816	4,923	30,329	19,581
Interest on other borrowings	5,313	4,008	2,734	2,239	2,250	14,294	9,928
Interest on subordinated notes	5,520	5,485	5,517	5,482	5,514	22,004	21,983
Interest on junior subordinated debentures	3,826	2,809	2,050	1,567	2,744	10,252	10,916
Total interest expense	123,929	65,030	34,164	28,958	32,003	252,081	150,527
Net interest income	456,816	401,448	337,804	299,294	295,976	1,495,362	1,124,957
Provision for credit losses	47,646	6,420	20,417	4,106	9,299	78,589	(59,263)
Net interest income after provision for credit losses	409,170	395,028	317,387	295,188	286,677	1,416,773	1,184,220
Non-interest income
Wealth management	30,727	33,124	31,369	31,394	32,489	126,614	124,019
Mortgage banking	17,407	27,221	33,314	77,231	53,138	155,173	273,010
Service charges on deposit accounts	13,054	14,349	15,888	15,283	14,734	58,574	54,168
Losses on investment securities, net	(6,745)	(3,103)	(7,797)	(2,782)	(1,067)	(20,427)	(1,059)
Fees from covered call options	7,956	1,366	1,069	3,742	1,128	14,133	3,673
Trading (losses) gains, net	(306)	(7)	176	3,889	206	3,752	245
Operating lease income, net	12,384	12,644	15,007	15,475	14,204	55,510	53,691
Other	19,362	15,888	13,916	18,558	18,935	67,724	78,373
Total non-interest income	93,839	101,482	102,942	162,790	133,767	461,053	586,120
Non-interest expense
Salaries and employee benefits	180,331	176,095	167,326	172,355	167,131	696,107	691,669
Software and equipment	24,699	24,126	24,250	22,810	23,708	95,885	87,515
Operating lease equipment	10,078	9,448	8,774	9,708	10,147	38,008	40,880
Occupancy, net	17,763	17,727	17,651	17,824	18,343	70,965	74,184
Data processing	7,927	7,767	8,010	7,505	7,207	31,209	27,279
Advertising and marketing	14,279	16,600	16,615	11,924	13,981	59,418	47,275
Professional fees	9,267	7,544	7,876	8,401	7,551	33,088	29,494
Amortization of other acquisition-related intangible assets	1,436	1,492	1,579	1,609	1,811	6,116	7,734
FDIC insurance	6,775	7,186	6,949	7,729	7,317	28,639	27,030
OREO expense, net	369	229	294	(1,032)	(641)	(140)	(1,654)
Other	34,912	28,255	29,344	25,465	26,844	117,976	101,138
Total non-interest expense	307,836	296,469	288,668	284,298	283,399	1,177,271	1,132,544
Income before taxes	195,173	200,041	131,661	173,680	137,045	700,555	637,796
Income tax expense	50,356	57,080	37,148	46,289	38,288	190,873	171,645
Net income	$144,817	$142,961	$94,513	$127,391	$98,757	$509,682	$466,151
Preferred stock dividends	6,991	6,991	6,991	6,991	6,991	27,964	27,964
Net income applicable to common shares	$137,826	$135,970	$87,522	$120,400	$91,766	$481,718	$438,187
Net income per common share - Basic	$2.27	$2.24	$1.51	$2.11	$1.61	$8.14	$7.69
Net income per common share - Diluted	$2.23	$2.21	$1.49	$2.07	$1.58	$8.02	$7.58
Cash dividends declared per common share	$0.34	$0.34	$0.34	$0.34	$0.31	$1.36	$1.24
Weighted average common shares outstanding	60,769	60,738	58,063	57,196	57,022	59,205	56,994
Dilutive potential common shares	1,096	837	775	862	976	886	792
Average common shares and dilutive common shares	61,865	61,575	58,838	58,058	57,998	60,091	57,786

TABLE 1: LOAN PORTFOLIO MIX AND GROWTH RATES

						% Growth From (1)
(Dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2022 (2)	Dec 31, 2021
Balance:
Mortgage loans held-for-sale, excluding early buy-out exercised loans guaranteed by U.S. government agencies	$156,297	$216,062	$294,688	$296,548	$473,102	NM	(67)%
Mortgage loans held-for-sale, early buy-out exercised loans guaranteed by U.S. government agencies	143,638	160,098	218,544	309,997	344,810	(41)	(58)
Total mortgage loans held-for-sale	$299,935	$376,160	$513,232	$606,545	$817,912	(80)%	(63)%

Core loans:
Commercial
Commercial and industrial	$5,852,166	$5,818,959	$5,502,584	$5,348,266	$5,346,084	2%	9%
Asset-based lending	1,473,344	1,545,038	1,552,033	1,365,297	1,299,869	(18)	13
Municipal	668,235	608,234	535,586	533,357	536,498	39	25
Leases	1,840,928	1,582,359	1,592,329	1,481,368	1,454,099	65	27
Commercial real estate
Residential construction	76,877	66,957	55,941	57,037	51,464	59	49
Commercial construction	1,102,098	1,176,407	1,145,602	1,055,972	1,034,988	(25)	6
Land	307,955	282,147	304,775	283,397	269,752	36	14
Office	1,337,176	1,269,729	1,321,745	1,273,705	1,285,686	21	4
Industrial	1,836,276	1,777,658	1,746,280	1,668,516	1,585,808	13	16
Retail	1,304,444	1,331,316	1,331,059	1,395,021	1,429,567	(8)	(9)
Multi-family	2,560,709	2,305,433	2,171,583	2,175,875	2,043,754	44	25
Mixed use and other	1,425,412	1,368,537	1,330,220	1,325,551	1,289,267	16	11
Home equity	332,698	328,822	325,826	321,435	335,155	5	(1)
Residential real estate
Residential real estate loans for investment	2,207,595	2,086,795	1,965,051	1,749,889	1,606,271	23	37
Residential mortgage loans, early buy-out eligible loans guaranteed by U.S. government agencies	80,701	57,161	34,764	13,520	22,707	NM	NM
Residential mortgage loans, early buy-out exercised loans guaranteed by U.S. government agencies	84,087	91,503	79,092	36,576	8,121	(32)	NM
Total core loans	$22,490,701	$21,697,055	$20,994,470	$20,084,782	$19,599,090	15%	15%

Niche loans:
Commercial
Franchise	$1,169,623	$1,118,478	$1,136,929	$1,181,761	$1,227,234	18%	(5)%
Mortgage warehouse lines of credit	237,392	297,374	398,085	261,847	359,818	(80)	(34)
Community Advantage - homeowners association	380,875	365,967	341,095	324,383	308,286	16	24
Insurance agency lending	897,678	879,183	906,375	833,720	813,897	8	10
Premium Finance receivables
U.S. property & casualty insurance	5,103,820	4,983,795	4,781,042	4,271,828	4,178,474	10	22
Canada property & casualty insurance	745,639	729,545	760,405	665,580	677,013	9	10
Life insurance	8,090,998	8,004,856	7,608,433	7,354,163	7,042,810	4	15
Consumer and other	50,836	47,702	44,180	48,519	24,199	26	NM
Total niche loans	$16,676,861	$16,426,900	$15,976,544	$14,941,801	$14,631,731	6%	14%

Commercial PPP loans:
Originated in 2020	$7,898	$8,724	$18,547	$40,016	$74,412	(38)%	(89)%
Originated in 2021	21,025	34,934	63,542	213,948	483,871	NM	(96)
Total commercial PPP loans	$28,923	$43,658	$82,089	$253,964	$558,283	NM	(95)%

Total loans, net of unearned income	$39,196,485	$38,167,613	$37,053,103	$35,280,547	$34,789,104	11%	13%
(1)NM - Not meaningful.
(2)Annualized

TABLE 2: DEPOSIT PORTFOLIO MIX AND GROWTH RATES

						% Growth From
(Dollars in thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021	Sep 30, 2022 (1)	Dec 31, 2021
Balance:
Non-interest-bearing	$12,668,160	$13,529,277	$13,855,844	$13,748,918	$14,179,980	(25)%	(11)%
NOW and interest-bearing demand deposits	5,591,986	5,676,122	5,918,908	5,089,724	4,646,944	(6)	20
Wealth management deposits (2)	2,463,833	2,988,195	3,182,407	2,542,995	2,612,759	(70)	(6)
Money market	12,886,795	12,538,489	12,273,350	13,012,460	12,840,432	11	—
Savings	4,556,635	3,988,790	3,686,596	4,089,230	3,846,681	56	18
Time certificates of deposit	4,735,135	4,076,318	3,676,221	3,735,995	3,968,789	64	19
Total deposits	$42,902,544	$42,797,191	$42,593,326	$42,219,322	$42,095,585	1%	2%
Mix:
Non-interest-bearing	30%	32%	33%	32%	34%
NOW and interest-bearing demand deposits	13	13	13	12	11
Wealth management deposits (2)	5	7	7	6	6
Money market	30	29	29	31	31
Savings	11	9	9	10	9
Time certificates of deposit	11	10	9	9	9
Total deposits	100%	100%	100%	100%	100%
(1)Annualized.
(2)Represents deposit balances of the Company’s subsidiary banks from brokerage customers of Wintrust Investments, Chicago Deferred Exchange Company, LLC (“CDEC”), trust and asset management customers of the Company.

TABLE 3: TIME CERTIFICATES OF DEPOSIT MATURITY/RE-PRICING ANALYSIS
As of December 31, 2022

(Dollars in thousands)	Total Time Certificates of Deposit	Weighted-Average Rate of Maturing Time Certificates of Deposit (1)
1-3 months	$988,118	2.04%
4-6 months	929,448	1.89
7-9 months	815,885	1.56
10-12 months	894,365	2.06
13-18 months	654,059	2.32
19-24 months	233,827	2.03
24+ months	219,433	2.20
Total	$4,735,135	1.98%
(1)Weighted-average rate excludes the impact of purchase accounting fair value adjustments.

TABLE 4: QUARTERLY AVERAGE BALANCES

	Average Balance for three months ended,
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2022	2022	2022	2022	2021
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$2,449,889	$3,039,907	$3,265,607	$4,563,726	$6,148,165
Investment securities (2)	7,310,383	6,655,215	6,589,947	6,378,022	5,317,351
FHLB and FRB stock	185,290	142,304	136,930	135,912	135,414
Liquidity management assets (3)	9,945,562	9,837,426	9,992,484	11,077,660	11,600,930
Other earning assets (3)(4)	18,585	21,805	24,059	25,192	28,298
Mortgage loans held-for-sale	308,639	455,342	560,707	664,019	827,672
Loans, net of unearned income (3)(5)	38,566,871	37,431,126	35,860,329	34,830,520	33,677,777
Total earning assets (3)	48,839,657	47,745,699	46,437,579	46,597,391	46,134,677
Allowance for loan and investment security losses	(252,827)	(260,270)	(260,547)	(253,080)	(254,874)
Cash and due from banks	475,691	458,263	476,741	481,634	468,331
Other assets	3,025,097	2,779,002	2,699,653	2,675,899	2,770,643
Total assets	$52,087,618	$50,722,694	$49,353,426	$49,501,844	$49,118,777

NOW and interest-bearing demand deposits	$5,598,291	$5,789,368	$5,230,702	$4,788,272	$4,439,242
Wealth management deposits	2,883,247	3,078,764	2,835,267	2,505,800	2,646,879
Money market accounts	12,319,842	12,037,412	11,892,948	12,773,805	12,665,167
Savings accounts	4,403,113	3,862,579	3,882,856	3,904,299	3,766,037
Time deposits	4,023,232	3,675,930	3,687,778	3,861,371	4,058,282
Interest-bearing deposits	29,227,725	28,444,053	27,529,551	27,833,547	27,575,607
Federal Home Loan Bank advances	2,088,201	1,403,573	1,197,390	1,241,071	1,241,073
Other borrowings	480,553	478,909	489,779	494,267	501,933
Subordinated notes	437,312	437,191	437,084	436,966	436,861
Junior subordinated debentures	253,566	253,566	253,566	253,566	253,566
Total interest-bearing liabilities	32,487,357	31,017,292	29,907,370	30,259,417	30,009,040
Non-interest-bearing deposits	13,404,036	13,731,219	13,805,128	13,734,064	13,640,270
Other liabilities	1,485,369	1,178,796	1,114,818	1,007,903	1,035,514
Equity	4,710,856	4,795,387	4,526,110	4,500,460	4,433,953
Total liabilities and shareholders’ equity	$52,087,618	$50,722,694	$49,353,426	$49,501,844	$49,118,777

Net free funds/contribution (6)	$16,352,300	$16,728,407	$16,530,209	$16,337,974	$16,125,637
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(4)Other earning assets include brokerage customer receivables and trading account securities.
(5)Loans, net of unearned income, include non-accrual loans.
(6)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 5: QUARTERLY NET INTEREST INCOME

	Net Interest Income for three months ended,
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2022	2022	2022	2022	2021
Interest income:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	$21,612	$17,466	$7,154	$2,118	$2,427
Investment securities	53,630	39,071	37,013	32,863	27,696
FHLB and FRB stock	2,918	2,109	1,823	1,772	1,776
Liquidity management assets (1)	78,160	58,646	45,990	36,753	31,899
Other earning assets (1)	289	275	210	181	194
Mortgage loans held-for-sale	3,997	5,371	5,740	6,087	7,234
Loans, net of unearned income (1)	500,432	403,719	321,069	286,125	289,557
Total interest income	$582,878	$468,011	$373,009	$329,146	$328,884

Interest expense:
NOW and interest-bearing demand deposits	$14,982	$8,041	$2,553	$1,990	$1,913
Wealth management deposits	14,079	11,068	3,685	918	1,402
Money market accounts	45,468	18,916	8,559	7,648	7,658
Savings accounts	8,421	2,130	347	336	345
Time deposits	12,497	5,761	3,841	3,962	5,254
Interest-bearing deposits	95,447	45,916	18,985	14,854	16,572
Federal Home Loan Bank advances	13,823	6,812	4,878	4,816	4,923
Other borrowings	5,313	4,008	2,734	2,239	2,250
Subordinated notes	5,520	5,485	5,517	5,482	5,514
Junior subordinated debentures	3,826	2,809	2,050	1,567	2,744
Total interest expense	$123,929	$65,030	$34,164	$28,958	$32,003

Less: Fully taxable-equivalent adjustment	(2,133)	(1,533)	(1,041)	(894)	(905)
Net interest income (GAAP) (2)	456,816	401,448	337,804	299,294	295,976
Fully taxable-equivalent adjustment	2,133	1,533	1,041	894	905
Net interest income, fully taxable-equivalent (non-GAAP) (2)	$458,949	$402,981	$338,845	$300,188	$296,881
(1)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(2)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.

TABLE 6: QUARTERLY NET INTEREST MARGIN

	Net Interest Margin for three months ended,
	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Yield earned on:
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents	3.50%	2.28%	0.88%	0.19%	0.16%
Investment securities	2.91	2.33	2.25	2.09	2.07
FHLB and FRB stock	6.25	5.88	5.34	5.29	5.20
Liquidity management assets	3.12	2.37	1.85	1.35	1.09
Other earning assets	6.17	5.01	3.49	2.91	2.71
Mortgage loans held-for-sale	5.14	4.68	4.11	3.72	3.47
Loans, net of unearned income	5.15	4.28	3.59	3.33	3.41
Total earning assets	4.73%	3.89%	3.22%	2.86%	2.83%

Rate paid on:
NOW and interest-bearing demand deposits	1.06%	0.55%	0.20%	0.17%	0.17%
Wealth management deposits	1.94	1.43	0.52	0.15	0.21
Money market accounts	1.46	0.62	0.29	0.24	0.24
Savings accounts	0.76	0.22	0.04	0.03	0.04
Time deposits	1.23	0.62	0.42	0.42	0.51
Interest-bearing deposits	1.30	0.64	0.28	0.22	0.24
Federal Home Loan Bank advances	2.63	1.93	1.63	1.57	1.57
Other borrowings	4.39	3.32	2.24	1.84	1.78
Subordinated notes	5.05	5.02	5.05	5.02	5.05
Junior subordinated debentures	5.90	4.33	3.20	2.47	4.23
Total interest-bearing liabilities	1.51%	0.83%	0.46%	0.39%	0.42%

Interest rate spread (1)(2)	3.22%	3.06%	2.76%	2.47%	2.41%
Less: Fully taxable-equivalent adjustment	(0.02)	(0.01)	(0.01)	(0.01)	(0.01)
Net free funds/contribution (3)	0.51	0.29	0.17	0.14	0.14
Net interest margin (GAAP) (2)	3.71%	3.34%	2.92%	2.60%	2.54%
Fully taxable-equivalent adjustment	0.02	0.01	0.01	0.01	0.01
Net interest margin, fully taxable-equivalent (non-GAAP) (2)	3.73%	3.35%	2.93%	2.61%	2.55%
(1)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(2)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(3)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 7: YEAR-TO-DATE AVERAGE BALANCES, AND NET INTEREST INCOME AND MARGIN

	Average Balance for twelve months ended,		Interest for twelve months ended,		Yield/Rate for twelve months ended,
(Dollars in thousands)	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021	Dec 31, 2022	Dec 31, 2021
Interest-bearing deposits with banks, securities purchased under resale agreements and cash equivalents (1)	$3,323,196	$4,840,048	$48,350	$6,779	1.45%	0.14%
Investment securities (2)	6,735,732	4,779,313	162,577	97,258	2.41	2.03
FHLB and FRB stock	150,223	135,873	8,622	7,067	5.74	5.20
Liquidity management assets (3)(4)	$10,209,151	$9,755,234	$219,549	$111,104	2.15%	1.14%
Other earning assets (3)(4)(5)	22,391	25,096	955	657	4.27	2.62
Mortgage loans held-for-sale	496,088	959,457	21,195	32,169	4.27	3.35
Loans, net of unearned income (3)(4)(6)	36,684,528	33,051,043	1,511,345	1,135,155	4.12	3.43
Total earning assets (4)	$47,412,158	$43,790,830	$1,753,044	$1,279,085	3.70%	2.92%
Allowance for loan and investment security losses	(256,690)	(284,163)
Cash and due from banks	473,025	432,836
Other assets	2,795,826	2,884,548
Total assets	$50,424,319	$46,824,051

NOW and interest-bearing demand deposits	$5,355,077	$4,029,662	$27,566	$7,739	0.51%	0.19%
Wealth management deposits	2,827,497	2,361,412	29,750	4,534	1.05	0.19
Money market accounts	12,254,159	11,801,788	80,591	32,031	0.66	0.27
Savings accounts	4,014,166	3,734,162	11,234	1,583	0.28	0.04
Time deposits	3,812,148	4,447,871	26,061	42,232	0.68	0.95
Interest-bearing deposits	$28,263,047	$26,374,895	$175,202	$88,119	0.62%	0.33%
Federal Home Loan Bank advances	1,484,663	1,236,478	30,329	19,581	2.04	1.58
Other borrowings	485,820	514,657	14,294	9,928	2.94	1.93
Subordinated notes	437,139	436,697	22,004	21,983	5.03	5.03
Junior subordinated debentures	253,566	253,566	10,252	10,916	4.10	4.25
Total interest-bearing liabilities	$30,924,235	$28,816,293	$252,081	$150,527	0.81%	0.52%
Non-interest-bearing deposits	13,667,879	12,638,518
Other liabilities	1,197,981	1,068,498
Equity	4,634,224	4,300,742
Total liabilities and shareholders’ equity	$50,424,319	$46,824,051
Interest rate spread (4)(7)					2.89%	2.40%
Less: Fully taxable-equivalent adjustment			(5,601)	(3,601)	(0.02)	(0.01)
Net free funds/contribution (8)	$16,487,923	$14,974,537			0.28	0.18
Net interest income/margin (GAAP) (4)			$1,495,362	$1,124,957	3.15%	2.57%
Fully taxable-equivalent adjustment			5,601	3,601	0.02	0.01
Net interest income/margin, fully taxable-equivalent (non-GAAP) (4)			$1,500,963	$1,128,558	3.17%	2.58%
(1)Includes interest-bearing deposits from banks and securities purchased under resale agreements with original maturities of greater than three months. Cash equivalents include federal funds sold and securities purchased under resale agreements with original maturities of three months or less.
(2)Investment securities includes investment securities classified as available-for-sale and held-to-maturity, and equity securities with readily determinable fair values. Equity securities without readily determinable fair values are included within other assets.
(3)Interest income on tax-advantaged loans, trading securities and investment securities reflects a taxable-equivalent adjustment based on the marginal federal corporate tax rate in effect as of the applicable period.
(4)See Table 17: Supplemental Non-GAAP Financial Measures/Ratios for additional information on this performance measure/ratio.
(5)Other earning assets include brokerage customer receivables and trading account securities.
(6)Loans, net of unearned income, include non-accrual loans.
(7)Interest rate spread is the difference between the yield earned on earning assets and the rate paid on interest-bearing liabilities.
(8)Net free funds are the difference between total average earning assets and total average interest-bearing liabilities. The estimated contribution to net interest margin from net free funds is calculated using the rate paid for total interest-bearing liabilities.

TABLE 8: INTEREST RATE SENSITIVITY

As an ongoing part of its financial strategy, the Company attempts to manage the impact of fluctuations in market interest rates on net interest income. Management measures its exposure to changes in interest rates by modeling many different interest rate scenarios.

The following interest rate scenarios display the percentage change in net interest income over a one-year time horizon assuming increases and decreases of 100 and 200 basis points. The Static Shock Scenario results incorporate actual cash flows and repricing characteristics for balance sheet instruments following an instantaneous, parallel change in market rates based upon a static (i.e. no growth or constant) balance sheet. Conversely, the Ramp Scenario results incorporate management’s projections of future volume and pricing of each of the product lines following a gradual, parallel change in market rates over twelve months. Actual results may differ from these simulated results due to timing, magnitude, and frequency of interest rate changes as well as changes in market conditions and management strategies. The interest rate sensitivity for both the Static Shock and Ramp Scenario is as follows:

Static Shock Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Dec 31, 2022	7.2%	3.8%	(5.0)%	(12.1)%
Sep 30, 2022	12.9	7.1	(8.7)	(18.9)
Jun 30, 2022	17.0	9.0	(12.6)	(23.8)
Mar 31, 2022	21.4	11.0	(11.3)	(18.7)
Dec 31, 2021	25.3	12.4	(8.5)	(15.8)

Ramp Scenario	+200 Basis Points	+100 Basis Points	-100 Basis Points	-200 Basis Points
Dec 31, 2022	5.6%	3.0%	(2.9)%	(6.8)%
Sep 30, 2022	6.5	3.6	(3.9)	(8.6)
Jun 30, 2022	10.2	5.3	(6.9)	(14.3)
Mar 31, 2022	11.2	5.8	(7.1)	(12.4)
Dec 31, 2021	13.9	6.9	(5.6)	(10.8)

As shown above, the magnitude of potential changes in net interest income in various interest rate scenarios has continued to diminish. Given the recent unprecedented rise in interest rates, the Company has made a conscious effort to reposition its exposure to changing interest rates given the uncertainty of the future interest rate environment. To this end, management has executed various derivative instruments including collars and receive fixed swaps to hedge variable rate loan exposures and originated a higher percentage of its loan originations in longer term fixed rate loans. The Company will continue to monitor current and projected interest rates and expects to execute additional derivatives to mitigate potential fluctuations in the net interest margin in future years.

TABLE 9: MATURITIES AND SENSITIVITIES TO CHANGES IN INTEREST RATES

	Loans repricing or maturity period
As of December 31, 2022	One year or less	From one to five years	From five to fifteen years	After fifteen years	Total
(In thousands)
Commercial
Fixed rate	$555,594	$2,534,527	$1,592,024	$12,925	$4,695,070
Variable rate	7,852,693	1,352	49	—	7,854,094
Total commercial	$8,408,287	$2,535,879	$1,592,073	$12,925	$12,549,164
Commercial real estate
Fixed rate	430,152	2,744,033	607,770	46,352	3,828,307
Variable rate	6,102,383	20,257	—	—	6,122,640
Total commercial real estate	$6,532,535	$2,764,290	$607,770	$46,352	$9,950,947
Home equity
Fixed rate	11,960	3,185	—	144	15,289
Variable rate	317,409	—	—	—	317,409
Total home equity	$329,369	$3,185	$—	$144	$332,698
Residential real estate
Fixed rate	20,048	3,960	30,245	1,032,018	1,086,271
Variable rate	63,242	238,405	984,465	—	1,286,112
Total residential real estate	$83,290	$242,365	$1,014,710	$1,032,018	$2,372,383
Premium finance receivables - property & casualty
Fixed rate	5,695,585	153,874	—	—	5,849,459
Variable rate	—	—	—	—	—
Total premium finance receivables - property & casualty	$5,695,585	$153,874	$—	$—	$5,849,459
Premium finance receivables - life insurance
Fixed rate	91,363	470,117	22,185	—	583,665
Variable rate	7,507,333	—	—	—	7,507,333
Total premium finance receivables - life insurance	$7,598,696	$470,117	$22,185	$—	$8,090,998
Consumer and other
Fixed rate	12,335	5,032	11	482	17,860
Variable rate	32,976	—	—	—	32,976
Total consumer and other	$45,311	$5,032	$11	$482	$50,836

Total per category
Fixed rate	6,817,037	5,914,728	2,252,235	1,091,921	16,075,921
Variable rate	21,876,036	260,014	984,514	—	23,120,564
Total loans, net of unearned income	$28,693,073	$6,174,742	$3,236,749	$1,091,921	$39,196,485

Variable Rate Loan Pricing by Index:
Prime					$3,850,970
One- month LIBOR					3,349,999
Three- month LIBOR					122,551
Twelve- month LIBOR					3,582,952
One- year CMT					3,812,549
Other U.S. Treasury tenors					84,837
SOFR tenors					7,670,959
Ameribor tenors					336,618
BSBY tenors					39,185
Other					269,944
Total variable rate					$23,120,564
LIBOR - London Interbank Offered Rate.
CMT - Constant Maturity Treasury Rate.
SOFR - Secured Overnight Financing Rate.
Ameribor - American Interbank Offered Rate.
BSBY - Bloomberg Short Term Bank Yield Index.

1M LIBOR
3M LIBOR
12M LIBOR
1M SOFR
PRIME
LIBOR & SOFR
PRIME
6.00
5.60
5.20
4.80
4.40
4.00
3.60
3.20
2.80
2.40
2.00
1.60
1.20
0.80
0.40
0.00
8.00
7.50
7.00
6.50
6.00
5.50
5.00
4.50
4.00
3.50
3.00
2.50
2.00
1.50
1.00
0.50
0.00
12/31/21
1/31/22
2/28/22
3/31/22
4/30/22
5/31/22
6/30/22
7/31/22
8/31/22
9/30/22
10/31/22
11/30/22
12/31/22

	12/31/2021	1/31/2022	2/28/2022	3/31/2022	4/30/2022	5/31/2022	6/30/2022	7/31/2022	8/31/2022	9/30/2022	10/31/2022	11/30/2022	12/31/2022
1M Libor	0.10	0.11	0.24	0.45	0.80	1.12	1.79	2.36	2.55	3.14	3.77	4.14	4.39
1M SOFR	0.05	0.05	0.22	0.30	0.77	1.08	1.69	2.28	2.52	3.04	3.76	4.13	4.36
3M Libor	0.21	0.31	0.50	0.96	1.33	1.61	2.29	2.79	3.10	3.75	4.44	4.78	4.77
12M Libor	0.58	0.96	1.29	2.10	2.63	2.74	3.62	3.71	4.22	4.78	5.37	5.57	5.48
Prime	3.25	3.25	3.25	3.50	3.50	4.00	4.75	5.50	5.50	6.25	6.25	7.00	7.50

Source: Bloomberg

As noted in the table on the previous page, the majority of the Company’s portfolio is tied to LIBOR and SOFR indices which, as shown in the table above, do not mirror the same changes as the Prime rate which has historically moved when the Federal Reserve raises or lowers interest rates. Specifically, the Company has variable rate loans of $3.3 billion tied to one-month LIBOR, $3.6 billion tied to twelve-month LIBOR and $6.6 billion tied to one-month SOFR. The above chart shows:

	Basis Point (bp) Change in
	Prime		1-month LIBOR		12-month LIBOR		1-month SOFR
Fourth Quarter 2022	125	bps	125	bps	70	bps	132	bps
Third Quarter 2022	150		135		116		135
Second Quarter 2022	125		134		152		139
First Quarter 2022	25		35		152		25
Fourth Quarter 2021	0		2		34		-1

TABLE 10: ALLOWANCE FOR CREDIT LOSSES

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(Dollars in thousands)	2022	2022	2022	2022	2021	2022	2021
Allowance for credit losses at beginning of period	$315,338	$312,192	$301,327	$299,731	$296,138	$299,731	$379,969
Provision for credit losses	47,646	6,420	20,417	4,106	9,299	78,589	(59,263)
Initial allowance for credit losses recognized on PCD assets acquired during the period (1)	—	—	—	—	470	—	470
Other adjustments	31	(105)	(56)	22	5	(108)	5
Charge-offs:
Commercial	3,019	780	8,928	1,414	4,431	14,141	20,801
Commercial real estate	538	24	40	777	495	1,379	3,293
Home equity	—	43	192	197	135	432	336
Residential real estate	—	5	—	466	1,067	471	1,082
Premium finance receivables - property & casualty	3,629	6,037	2,903	1,671	2,314	14,240	9,020
Premium finance receivables - life insurance	28	—	—	7	—	35	—
Consumer and other	—	635	253	193	157	1,081	487
Total charge-offs	7,214	7,524	12,316	4,725	8,599	31,779	35,019
Recoveries:
Commercial	691	2,523	996	538	389	4,748	2,559
Commercial real estate	61	55	553	32	217	701	1,304
Home equity	65	38	123	93	461	319	1,203
Residential real estate	6	60	6	5	85	77	330
Premium finance receivables - property & casualty	1,279	1,648	1,119	1,476	1,240	5,522	7,989
Premium finance receivables - life insurance	—	—	—	—	—	—	—
Consumer and other	33	31	23	49	26	136	184
Total recoveries	2,135	4,355	2,820	2,193	2,418	11,503	13,569
Net charge-offs	(5,079)	(3,169)	(9,496)	(2,532)	(6,181)	(20,276)	(21,450)
Allowance for credit losses at period end	$357,936	$315,338	$312,192	$301,327	$299,731	$357,936	$299,731

Annualized net charge-offs (recoveries) by category as a percentage of its own respective category’s average:
Commercial	0.08%	(0.06)%	0.27%	0.03%	0.14%	0.08%	0.16%
Commercial real estate	0.02	0.00	(0.02)	0.03	0.01	0.01	0.02
Home equity	(0.08)	0.01	0.09	0.13	(0.38)	0.03	(0.23)
Residential real estate	0.00	(0.01)	0.00	0.11	0.25	0.02	0.05
Premium finance receivables - property & casualty	0.16	0.30	0.14	0.02	0.09	0.16	0.02
Premium finance receivables - life insurance	0.00	—	—	0.00	—	0.00	—
Consumer and other	(0.16)	4.02	1.31	1.19	0.95	1.22	0.66
Total loans, net of unearned income	0.05%	0.03%	0.11%	0.03%	0.07%	0.06%	0.06%

Loans at period end	$39,196,485	$38,167,613	$37,053,103	$35,280,547	$34,789,104
Allowance for loan losses as a percentage of loans at period end	0.69%	0.64%	0.68%	0.71%	0.71%
Allowance for loan and unfunded lending-related commitment losses as a percentage of loans at period end	0.91	0.83	0.84	0.85	0.86
(1)The initial allowance for credit losses on purchased credit deteriorated (“PCD”) loans acquired during the period measured approximately $2.8 million, of which approximately $2.3 million was charged-off related to PCD loans that met the Company’s charge-off policy at the time of acquisition. After considering these loans that were immediately charged-off, the net impact of PCD allowance for credit losses at the acquisition date was approximately $470,000.

TABLE 11: ALLOWANCE AND PROVISION FOR CREDIT LOSSES BY COMPONENT

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(In thousands)	2022	2022	2022	2022	2021	2022	2021
Provision for loan losses	$29,110	$(2,385)	$10,782	$5,214	$4,929	$42,721	$(50,563)
Provision for unfunded lending-related commitments losses	18,358	8,578	9,711	(1,189)	4,375	35,458	(8,717)
Provision for held-to-maturity securities losses	178	227	(76)	81	(5)	410	17
Provision for credit losses	$47,646	$6,420	$20,417	$4,106	$9,299	$78,589	$(59,263)

Allowance for loan losses	$270,173	$246,110	$251,769	$250,539	$247,835
Allowance for unfunded lending-related commitments losses	87,275	68,918	60,340	50,629	51,818
Allowance for loan losses and unfunded lending-related commitments losses	357,448	315,028	312,109	301,168	299,653
Allowance for held-to-maturity securities losses	488	310	83	159	78
Allowance for credit losses	$357,936	$315,338	$312,192	$301,327	$299,731

TABLE 12: ALLOWANCE BY LOAN PORTFOLIO

The table below summarizes the calculation of allowance for loan losses and allowance for unfunded lending-related commitments losses for the Company’s loan portfolios as well as core and niche portfolios, as of December 31, 2022, September 30, 2022 and June 30, 2022.

	As of Dec 31, 2022			As of Sep 30, 2022			As of Jun 30, 2022
(Dollars in thousands)	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance	Recorded Investment	Calculated Allowance	% of its category’s balance
Commercial:
Commercial, industrial and other, excluding PPP loans	$12,520,241	$142,769	1.14%	$12,215,592	$135,315	1.11%	$11,965,016	$142,916	1.19%
Commercial PPP loans	28,923	0	0.00	43,658	1	0.00	82,089	3	0.00
Commercial real estate:
Construction and development	1,486,930	75,907	5.10	1,525,511	51,389	3.37	1,506,318	45,522	3.02
Non-construction	8,464,017	108,445	1.28	8,052,673	99,329	1.23	7,900,887	98,210	1.24
Home equity	332,698	7,573	2.28	328,822	7,055	2.15	325,826	6,990	2.15
Residential real estate	2,372,383	11,585	0.49	2,235,459	11,023	0.49	2,078,907	10,479	0.50
Premium finance receivables
Commercial insurance loans	5,849,459	9,967	0.17	5,713,340	9,736	0.17	5,541,447	6,840	0.12
Life insurance loans	8,090,998	704	0.01	8,004,856	696	0.01	7,608,433	662	0.01
Consumer and other	50,836	498	0.98	47,702	484	1.01	44,180	487	1.10
Total loans, net of unearned income	$39,196,485	$357,448	0.91%	$38,167,613	$315,028	0.83%	$37,053,103	$312,109	0.84%
Total loans, net of unearned income, excluding PPP loans	$39,167,562	$357,448	0.91%	$38,123,955	$315,027	0.83%	$36,971,014	$312,106	0.84%

Total core loans (1)	$22,490,701	$320,403	1.42%	$21,697,055	$273,947	1.26%	$20,994,470	$275,188	1.31%
Total niche loans (1)	16,676,861	37,045	0.22	16,426,900	41,080	0.25	15,976,544	36,918	0.23
Total PPP loans	28,923	0	0.00	43,658	1	0.00	82,089	3	0.00

(1)See Table 1 for additional detail on core and niche loans.

TABLE 13: LOAN PORTFOLIO AGING

(In thousands)	Dec 31, 2022	Sep 30, 2022	Jun 30, 2022	Mar 31, 2022	Dec 31, 2021
Loan Balances:
Commercial
Nonaccrual	$35,579	$44,293	$32,436	$16,878	$20,399
90+ days and still accruing	462	237	—	—	15
60-89 days past due	21,128	24,641	16,789	1,294	24,262
30-59 days past due	56,696	34,917	14,120	31,889	43,861
Current	12,435,299	12,155,162	11,983,760	11,533,902	11,815,531
Total commercial	$12,549,164	$12,259,250	$12,047,105	$11,583,963	$11,904,068
Commercial real estate
Nonaccrual	$6,387	$10,477	$10,718	$12,301	$21,746
90+ days and still accruing	—	—	—	—	—
60-89 days past due	2,244	6,041	6,771	2,648	284
30-59 days past due	30,675	29,971	34,220	30,141	40,443
Current	9,911,641	9,531,695	9,355,496	9,189,984	8,927,813
Total commercial real estate	$9,950,947	$9,578,184	$9,407,205	$9,235,074	$8,990,286
Home equity
Nonaccrual	$1,487	$1,320	$1,084	$1,747	$2,574
90+ days and still accruing	—	—	—	—	—
60-89 days past due	—	125	154	199	—
30-59 days past due	2,152	848	930	545	1,120
Current	329,059	326,529	323,658	318,944	331,461
Total home equity	$332,698	$328,822	$325,826	$321,435	$335,155
Residential real estate
Early buy-out loans guaranteed by U.S. government agencies (1)	$164,788	$148,664	113,856	$50,096	$30,828
Nonaccrual	10,171	9,787	8,330	7,262	16,440
90+ days and still accruing	—	—	—	—	—
60-89 days past due	4,364	2,149	534	293	982
30-59 days past due	9,982	15	147	18,808	12,145
Current	2,183,078	2,074,844	1,956,040	1,723,526	1,576,704
Total residential real estate	$2,372,383	$2,235,459	$2,078,907	$1,799,985	$1,637,099
Premium finance receivables - property & casualty
Nonaccrual	$13,470	$13,026	$13,303	$6,707	$5,433
90+ days and still accruing	15,841	16,624	6,447	12,363	7,210
60-89 days past due	14,926	15,301	15,299	8,890	15,490
30-59 days past due	40,557	21,128	23,313	21,278	22,419
Current	5,764,665	5,647,261	5,483,085	4,888,170	4,804,935
Total Premium finance receivables - property & casualty	$5,849,459	$5,713,340	$5,541,447	$4,937,408	$4,855,487
Premium finance receivables - life insurance
Nonaccrual	$—	$—	$—	$—	$—
90+ days and still accruing	17,245	1,831	—	—	7
60-89 days past due	5,260	13,628	1,796	22,401	12,614
30-59 days past due	68,725	44,954	65,155	15,522	66,651
Current	7,999,768	7,944,443	7,541,482	7,316,240	6,963,538
Total Premium finance receivables - life insurance	$8,090,998	$8,004,856	$7,608,433	$7,354,163	$7,042,810
Consumer and other
Nonaccrual	$6	$7	$8	$4	$477
90+ days and still accruing	49	31	25	43	137
60-89 days past due	18	26	8	5	34
30-59 days past due	224	343	119	221	509
Current	50,539	47,295	44,020	48,246	23,042
Total consumer and other	$50,836	$47,702	$44,180	$48,519	$24,199
Total loans, net of unearned income
Early buy-out loans guaranteed by U.S. government agencies (1)	$164,788	$148,664	$113,856	$50,096	$30,828
Nonaccrual	67,100	78,910	65,879	44,899	67,069
90+ days and still accruing	33,597	18,723	6,472	12,406	7,369
60-89 days past due	47,940	61,911	41,351	35,730	53,666
30-59 days past due	209,011	132,176	138,004	118,404	187,148
Current	38,674,049	37,727,229	36,687,541	35,019,012	34,443,024
Total loans, net of unearned income	$39,196,485	$38,167,613	$37,053,103	$35,280,547	$34,789,104
(1)Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.

TABLE 14: NON-PERFORMING ASSETS(1) AND TROUBLED DEBT RESTRUCTURINGS (“TDRs”)

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2022	2022	2022	2022	2021
Loans past due greater than 90 days and still accruing (2):
Commercial	$462	$237	$—	$—	$15
Commercial real estate	—	—	—	—	—
Home equity	—	—	—	—	—
Residential real estate	—	—	—	—	—
Premium finance receivables - property & casualty	15,841	16,624	6,447	12,363	7,210
Premium finance receivables - life insurance	17,245	1,831	—	—	7
Consumer and other	49	31	25	43	137
Total loans past due greater than 90 days and still accruing	33,597	18,723	6,472	12,406	7,369
Non-accrual loans:
Commercial	35,579	44,293	32,436	16,878	20,399
Commercial real estate	6,387	10,477	10,718	12,301	21,746
Home equity	1,487	1,320	1,084	1,747	2,574
Residential real estate	10,171	9,787	8,330	7,262	16,440
Premium finance receivables - property & casualty	13,470	13,026	13,303	6,707	5,433
Premium finance receivables - life insurance	—	—	—	—	—
Consumer and other	6	7	8	4	477
Total non-accrual loans	67,100	78,910	65,879	44,899	67,069
Total non-performing loans:
Commercial	36,041	44,530	32,436	16,878	20,414
Commercial real estate	6,387	10,477	10,718	12,301	21,746
Home equity	1,487	1,320	1,084	1,747	2,574
Residential real estate	10,171	9,787	8,330	7,262	16,440
Premium finance receivables - property & casualty	29,311	29,650	19,750	19,070	12,643
Premium finance receivables - life insurance	17,245	1,831	—	—	7
Consumer and other	55	38	33	47	614
Total non-performing loans	$100,697	$97,633	$72,351	$57,305	$74,438
Other real estate owned	8,589	5,376	5,574	4,978	1,959
Other real estate owned - from acquisitions	1,311	1,311	1,265	1,225	2,312
Other repossessed assets	—	—	—	—	—
Total non-performing assets	$110,597	$104,320	$79,190	$63,508	$78,709
Accruing TDRs not included within non-performing assets	$36,620	$34,238	$36,184	$35,922	$37,486
Total non-performing loans by category as a percent of its own respective category’s period-end balance:
Commercial	0.29%	0.36%	0.27%	0.15%	0.17%
Commercial real estate	0.06	0.11	0.11	0.13	0.24
Home equity	0.45	0.40	0.33	0.54	0.77
Residential real estate	0.43	0.44	0.40	0.40	1.00
Premium finance receivables - property & casualty	0.50	0.52	0.36	0.39	0.26
Premium finance receivables - life insurance	0.21	0.02	—	—	0.00
Consumer and other	0.11	0.08	0.07	0.10	2.54
Total loans, net of unearned income	0.26%	0.26%	0.20%	0.16%	0.21%
Total non-performing assets as a percentage of total assets	0.21%	0.20%	0.16%	0.13%	0.16%
Allowance for loan losses and unfunded lending-related commitments losses as a percentage of non-accrual loans	532.71%	399.22%	473.76%	670.77%	446.78%

(1)Excludes early buy-out loans guaranteed by U.S. government agencies. Early buy-out loans are insured or guaranteed by the Federal Housing Administration or the U.S. Department of Veterans Affairs, subject to indemnifications and insurance limits for certain loans.
(2)As of December 31, 2022, no TDRs were past due greater than 90 days and still accruing. As of September 30, 2022, June 30, 2022, March 31, 2022, and December 31, 2021, approximately $1.1 million,$541,000, $320,000 and $320,000, respectively, of TDRs were past due greater than 90 days and still accruing interest.

Non-performing Loans Rollforward, excluding early buy-out loans guaranteed by U.S. government agencies

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(In thousands)	2022	2022	2022	2022	2021	2022	2021

Balance at beginning of period	$97,633	$72,351	$57,305	$74,438	$90,041	$74,438	$127,513
Additions from becoming non-performing in the respective period	10,027	35,234	22,841	4,141	6,851	72,243	38,848
Return to performing status	(1,167)	(154)	(1,000)	(729)	(6,616)	(3,050)	(10,592)
Payments received	(16,351)	(20,417)	(4,029)	(20,139)	(13,212)	(60,936)	(53,823)
Transfer to OREO and other repossessed assets	(3,365)	(185)	(1,611)	(4,377)	(275)	(9,538)	(6,027)
Charge-offs, net	(1,363)	(341)	(1,969)	(2,354)	(5,167)	(6,027)	(13,351)
Net change for niche loans (1)	15,283	11,145	814	6,325	2,816	33,567	(8,130)
Balance at end of period	$100,697	$97,633	$72,351	$57,305	$74,438	$100,697	$74,438
(1)Includes activity for premium finance receivables and indirect consumer loans.

TDRs

	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2022	2022	2022	2022	2021
Accruing TDRs:
Commercial	$2,462	$2,254	$2,456	$2,773	$4,131
Commercial real estate	15,048	8,967	9,659	10,068	8,421
Residential real estate and other	19,110	23,017	24,069	23,081	24,934
Total accrual	$36,620	$34,238	$36,184	$35,922	$37,486
Non-accrual TDRs: (1)
Commercial	$345	$4,599	$4,786	$4,935	$6,746
Commercial real estate	1,823	1,880	1,955	2,050	2,050
Residential real estate and other	2,311	2,516	2,453	1,964	3,027
Total non-accrual	$4,479	$8,995	$9,194	$8,949	$11,823
Total TDRs:
Commercial	$2,807	$6,853	$7,242	$7,708	$10,877
Commercial real estate	16,871	10,847	11,614	12,118	10,471
Residential real estate and other	21,421	25,533	26,522	25,045	27,961
Total TDRs	$41,099	$43,233	$45,378	$44,871	$49,309
(1)Included in total non-performing loans.

Other Real Estate Owned

	Three Months Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(In thousands)	2022	2022	2022	2022	2021
Balance at beginning of period	$6,687	$6,839	$6,203	$4,271	$13,845
Disposals/resolved	(152)	(133)	(1,172)	(2,497)	(9,664)
Transfers in at fair value, less costs to sell	3,365	134	2,090	4,429	275
Fair value adjustments	—	(153)	(282)	—	(185)
Balance at end of period	$9,900	$6,687	$6,839	$6,203	$4,271

	Period End
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
Balance by Property Type:	2022	2022	2022	2022	2021
Residential real estate	$1,585	$1,585	$1,630	$1,127	$1,310
Residential real estate development	—	—	133	—	—
Commercial real estate	8,315	5,102	5,076	5,076	2,961
Total	$9,900	$6,687	$6,839	$6,203	$4,271

TABLE 15: NON-INTEREST INCOME

	Three Months Ended					Q4 2022 compared to Q3 2022		Q4 2022 compared to Q4 2021
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2022	2022	2022	2022	2021	$ Change	% Change	$ Change	% Change
Brokerage	$4,177	$4,587	$4,272	$4,632	$5,292	$(410)	(9)%	$(1,115)	(21)%
Trust and asset management	26,550	28,537	27,097	26,762	27,197	(1,987)	(7)	(647)	(2)
Total wealth management	30,727	33,124	31,369	31,394	32,489	(2,397)	(7)	(1,762)	(5)
Mortgage banking	17,407	27,221	33,314	77,231	53,138	(9,814)	(36)	(35,731)	(67)
Service charges on deposit accounts	13,054	14,349	15,888	15,283	14,734	(1,295)	(9)	(1,680)	(11)
Losses on investment securities, net	(6,745)	(3,103)	(7,797)	(2,782)	(1,067)	(3,642)	NM	(5,678)	NM
Fees from covered call options	7,956	1,366	1,069	3,742	1,128	6,590	NM	6,828	NM
Trading (losses) gains, net	(306)	(7)	176	3,889	206	(299)	NM	(512)	NM
Operating lease income, net	12,384	12,644	15,007	15,475	14,204	(260)	(2)	(1,820)	(13)
Other:
Interest rate swap fees	2,319	1,997	3,300	4,569	3,526	322	16	(1,207)	(34)
BOLI	1,394	248	(884)	48	1,192	1,146	NM	202	17
Administrative services	1,736	1,533	1,591	1,853	1,846	203	13	(110)	(6)
Foreign currency remeasurement gains (losses)	277	(93)	97	11	111	370	NM	166	NM
Early pay-offs of capital leases	131	138	160	265	249	(7)	(5)	(118)	(47)
Miscellaneous	13,505	12,065	9,652	11,812	12,011	1,440	12	1,494	12
Total Other	19,362	15,888	13,916	18,558	18,935	3,474	22	427	2
Total Non-Interest Income	$93,839	$101,482	$102,942	$162,790	$133,767	$(7,643)	(8)%	$(39,928)	(30)%
NM - Not meaningful.
BOLI - Bank-owned life insurance.

	Years Ended
	Dec 31,	Dec 31,	$	%
(Dollars in thousands)	2022	2021	Change	Change
Brokerage	$17,668	$20,710	$(3,042)	(15)%
Trust and asset management	108,946	103,309	5,637	5
Total wealth management	126,614	124,019	2,595	2
Mortgage banking	155,173	273,010	(117,837)	(43)
Service charges on deposit accounts	58,574	54,168	4,406	8
Losses on investment securities, net	(20,427)	(1,059)	(19,368)	NM
Fees from covered call options	14,133	3,673	10,460	NM
Trading gains, net	3,752	245	3,507	NM
Operating lease income, net	55,510	53,691	1,819	3
Other:
Interest rate swap fees	12,185	13,702	(1,517)	(11)
BOLI	806	5,812	(5,006)	(86)
Administrative services	6,713	5,689	1,024	18
Foreign currency remeasurement gains (losses)	292	(495)	787	NM
Early pay-offs of leases	694	601	93	15
Miscellaneous	47,034	53,064	(6,030)	(11)
Total Other	67,724	78,373	(10,649)	(14)
Total Non-Interest Income	$461,053	$586,120	$(125,067)	(21)%
NM - Not meaningful.
BOLI - Bank-owned life insurance.

TABLE 16: NON-INTEREST EXPENSE

	Three Months Ended					Q4 2022 compared to Q3 2022		Q4 2022 compared to Q4 2021
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,
(Dollars in thousands)	2022	2022	2022	2022	2021	$ Change	% Change	$ Change	% Change
Salaries and employee benefits:
Salaries	$100,232	$97,419	$92,414	$92,116	$91,612	$2,813	3%	$8,620	9%
Commissions and incentive compensation	49,546	50,403	46,131	51,793	49,923	(857)	(2)	(377)	(1)
Benefits	30,553	28,273	28,781	28,446	25,596	2,280	8	4,957	19
Total salaries and employee benefits	180,331	176,095	167,326	172,355	167,131	4,236	2	13,200	8
Software and equipment	24,699	24,126	24,250	22,810	23,708	573	2	991	4
Operating lease equipment	10,078	9,448	8,774	9,708	10,147	630	7	(69)	(1)
Occupancy, net	17,763	17,727	17,651	17,824	18,343	36	0	(580)	(3)
Data processing	7,927	7,767	8,010	7,505	7,207	160	2	720	10
Advertising and marketing	14,279	16,600	16,615	11,924	13,981	(2,321)	(14)	298	2
Professional fees	9,267	7,544	7,876	8,401	7,551	1,723	23	1,716	23
Amortization of other acquisition-related intangible assets	1,436	1,492	1,579	1,609	1,811	(56)	(4)	(375)	(21)
FDIC insurance	6,775	7,186	6,949	7,729	7,317	(411)	(6)	(542)	(7)
OREO expense, net	369	229	294	(1,032)	(641)	140	61	1,010	NM
Other:
Lending expenses, net of deferred origination costs	4,951	4,533	4,270	6,821	5,525	418	9	(574)	(10)
Travel and entertainment	5,681	4,252	3,897	2,676	3,782	1,429	34	1,899	50
Miscellaneous	24,280	19,470	21,177	15,968	17,537	4,810	25	6,743	38
Total other	34,912	28,255	29,344	25,465	26,844	6,657	24	8,068	30
Total Non-Interest Expense	$307,836	$296,469	$288,668	$284,298	$283,399	$11,367	4%	$24,437	9%
NM - Not meaningful.

	Years Ended
	Dec 31,	Dec 31,	$	%
(Dollars in thousands)	2022	2021	Change	Change
Salaries and employee benefits:
Salaries	$382,181	$361,915	$20,266	6%
Commissions and incentive compensation	197,873	222,067	(24,194)	(11)
Benefits	116,053	107,687	8,366	8
Total salaries and employee benefits	696,107	691,669	4,438	1
Software and equipment	95,885	87,515	8,370	10
Operating lease equipment	38,008	40,880	(2,872)	(7)
Occupancy, net	70,965	74,184	(3,219)	(4)
Data processing	31,209	27,279	3,930	14
Advertising and marketing	59,418	47,275	12,143	26
Professional fees	33,088	29,494	3,594	12
Amortization of other acquisition-related intangible assets	6,116	7,734	(1,618)	(21)
FDIC insurance	28,639	27,030	1,609	6
OREO expense, net	(140)	(1,654)	1,514	(92)
Other:
Lending expenses, net of deferred origination costs	20,575	22,794	(2,219)	(10)
Travel and entertainment	16,506	10,048	6,458	64
Miscellaneous	80,895	68,296	12,599	18
Total other	117,976	101,138	16,838	17
Total Non-Interest Expense	$1,177,271	$1,132,544	$44,727	4%

TABLE 17: SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES/RATIOS

The accounting and reporting policies of Wintrust conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures and ratios are used by management to evaluate and measure the Company’s performance. These include taxable-equivalent net interest income (including its individual components), taxable-equivalent net interest margin (including its individual components), the taxable-equivalent efficiency ratio, tangible common equity ratio, tangible book value per common share, return on average tangible common equity, pre-tax income, excluding provision for credit losses, and pre-tax income, excluding provision for credit losses, adjusted for changes in fair value of MSRs, net of economic hedge and early buy-out loans guaranteed by U.S. government agencies. Management believes that these measures and ratios provide users of the Company’s financial information a more meaningful view of the performance of the Company’s interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures and ratios differently.

Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis using tax rates effective as of the end of the period. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a fully taxable-equivalent basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses), measures how much it costs to produce one dollar of revenue. Securities gains or losses are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity ratio and tangible book value per common share as useful measurements of the Company’s equity. The Company references the return on average tangible common equity as a measurement of profitability. Management considers pre-tax income, excluding provision for credit losses, and pre-tax income, excluding provision for credit losses, adjusted for changes in fair value of MSRs, net of economic hedge and early buy-out loans guaranteed by U.S. government agencies, as useful measurements of the Company’s core net income.

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(Dollars and shares in thousands)	2022	2022	2022	2022	2021	2022	2021
Reconciliation of Non-GAAP Net Interest Margin and Efficiency Ratio:
(A) Interest Income (GAAP)	$580,745	$466,478	$371,968	$328,252	$327,979	$1,747,443	$1,275,484
Taxable-equivalent adjustment:
- Loans	1,594	1,030	568	427	417	3,619	1,627
- Liquidity Management Assets	538	502	472	465	486	1,977	1,972
- Other Earning Assets	1	1	1	2	2	5	2
(B) Interest Income (non-GAAP)	$582,878	$468,011	$373,009	$329,146	$328,884	$1,753,044	$1,279,085
(C) Interest Expense (GAAP)	123,929	65,030	34,164	28,958	32,003	252,081	150,527
(D) Net Interest Income (GAAP) (A minus C)	$456,816	$401,448	$337,804	$299,294	$295,976	$1,495,362	$1,124,957
(E) Net Interest Income (non-GAAP) (B minus C)	$458,949	$402,981	$338,845	$300,188	$296,881	$1,500,963	$1,128,558
Net interest margin (GAAP)	3.71%	3.34%	2.92%	2.60%	2.54%	3.15%	2.57%
Net interest margin, fully taxable-equivalent (non-GAAP)	3.73	3.35	2.93	2.61	2.55	3.17	2.58
(F) Non-interest income	$93,839	$101,482	$102,942	$162,790	$133,767	$461,053	$586,120
(G) Losses on investment securities, net	(6,745)	(3,103)	(7,797)	(2,782)	(1,067)	(20,427)	(1,059)
(H) Non-interest expense	307,836	296,469	288,668	284,298	283,399	1,177,271	1,132,544
Efficiency ratio (H/(D+F-G))	55.23%	58.59%	64.36%	61.16%	65.78%	59.55%	66.15%
Efficiency ratio (non-GAAP) (H/(E+F-G))	55.02	58.41	64.21	61.04	65.64	59.38	66.01

Reconciliation of Non-GAAP Tangible Common Equity Ratio:
Total shareholders’ equity (GAAP)	$4,796,838	$4,637,980	$4,727,623	$4,492,256	$4,498,688
Less: Non-convertible preferred stock (GAAP)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
Less: Intangible assets (GAAP)	(675,710)	(676,699)	(679,827)	(682,101)	(683,456)
(I) Total tangible common shareholders’ equity (non-GAAP)	$3,708,628	$3,548,781	$3,635,296	$3,397,655	$3,402,732
(J) Total assets (GAAP)	$52,949,649	$52,382,939	$50,969,332	$50,250,661	$50,142,143
Less: Intangible assets (GAAP)	(675,710)	(676,699)	(679,827)	(682,101)	(683,456)
(K) Total tangible assets (non-GAAP)	$52,273,939	$51,706,240	$50,289,505	$49,568,560	$49,458,687
Common equity to assets ratio (GAAP) (L/J)	8.3%	8.1%	8.5%	8.1%	8.1%
Tangible common equity ratio (non-GAAP) (I/K)	7.1	6.9	7.2	6.9	6.9

	Three Months Ended					Years Ended
	Dec 31,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Dec 31,	Dec 31,
(Dollars and shares in thousands)	2022	2022	2022	2022	2021	2022	2021
Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$4,796,838	$4,637,980	$4,727,623	$4,492,256	$4,498,688
Less: Preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
(L) Total common equity	$4,384,338	$4,225,480	$4,315,123	$4,079,756	$4,086,188
(M) Actual common shares outstanding	60,794	60,743	60,722	57,253	57,054
Book value per common share (L/M)	$72.12	$69.56	$71.06	$71.26	$71.62
Tangible book value per common share (non-GAAP) (I/M)	61.00	58.42	59.87	59.34	59.64

Reconciliation of Non-GAAP Return on Average Tangible Common Equity:
(N) Net income applicable to common shares	$137,826	$135,970	$87,522	$120,400	$91,766	$481,718	$438,187
Add: Intangible asset amortization	1,436	1,492	1,579	1,609	1,811	6,116	7,734
Less: Tax effect of intangible asset amortization	(370)	(425)	(445)	(430)	(505)	(1,664)	(2,080)
After-tax intangible asset amortization	$1,066	$1,067	$1,134	$1,179	$1,306	$4,452	$5,654
(O) Tangible net income applicable to common shares (non-GAAP)	$138,892	$137,037	$88,656	$121,579	$93,072	$486,170	$443,841
Total average shareholders’ equity	$4,710,856	$4,795,387	$4,526,110	$4,500,460	$4,433,953	$4,634,224	$4,300,742
Less: Average preferred stock	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)	(412,500)
(P) Total average common shareholders’ equity	$4,298,356	$4,382,887	$4,113,610	$4,087,960	$4,021,453	$4,221,724	$3,888,242
Less: Average intangible assets	(676,371)	(678,953)	(681,091)	(682,603)	(677,470)	(679,735)	(678,739)
(Q) Total average tangible common shareholders’ equity (non-GAAP)	$3,621,985	$3,703,934	$3,432,519	$3,405,357	$3,343,983	$3,541,989	$3,209,503
Return on average common equity, annualized (N/P)	12.72%	12.31%	8.53%	11.94%	9.05%	11.41%	11.27%
Return on average tangible common equity, annualized (non-GAAP) (O/Q)	15.21	14.68	10.36	14.48	11.04	13.73	13.83

Reconciliation of Non-GAAP Pre-Tax, Pre-Provision Income, Adjusted for Changes in Fair Value of MSRs, net of economic hedge and Early Buy-out Loans Guaranteed by U.S. Government Agencies:
Income before taxes	$195,173	$200,041	$131,661	$173,680	$137,045	$700,555	$637,796
Add: Provision for credit losses	47,646	6,420	20,417	4,106	9,299	78,589	(59,263)
Pre-tax income, excluding provision for credit losses (non-GAAP)	$242,819	$206,461	$152,078	$177,786	$146,344	$779,144	$578,533
Less: Changes in fair value of MSRs, net of economic hedge and early buy-out loans guaranteed by U.S. government agencies	702	2,472	(445)	(43,365)	(6,656)	(40,636)	(18,273)
Pre-tax income, excluding provision for credit losses, adjusted for changes in fair value of MSRs, net of economic hedge and early buy-out loans guaranteed by U.S. government agencies (non-GAAP)	$243,521	$208,933	$151,633	$134,421	$139,688	$738,508	$560,260

	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,	Dec 31,
	2020	2019	2018	2017	2016	2015	2014	2013	2012
Reconciliation of Non-GAAP Tangible Book Value per Common Share:
Total shareholders’ equity	$4,115,995	$3,691,250	$3,267,570	$2,976,939	$2,695,617	$2,352,274	$2,069,822	$1,900,589	$1,804,705
Less: Non-convertible preferred stock (GAAP)	(412,500)	(125,000)	(125,000)	(125,000)	(251,257)	(251,287)	(126,467)	(126,477)	(176,406)
(R) Less: Intangible assets (GAAP)	(681,747)	(692,277)	(622,565)	(519,505)	(520,438)	(495,970)	(424,445)	(393,760)	(366,348)
(I) Total tangible common shareholders’ equity (non-GAAP)	$3,021,748	$2,873,973	$2,520,005	$2,332,434	$1,923,922	$1,605,017	$1,518,910	$1,380,352	$1,261,951
Actual common shares outstanding	56,770	57,822	56,408	55,965	51,881	48,383	46,805	46,117	36,858
Add: Tangible equity unit conversion shares	—	—	—	—	—	—	—	—	6,241
(M) Common shares used for book value calculation	56,770	57,822	56,408	55,965	51,881	48,383	46,805	46,117	43,099
Book value per common share ((I-R)/M)	$65.24	$61.68	$55.71	$50.96	$47.11	$43.42	$41.52	$38.47	$37.78
Tangible book value per common share (non-GAAP) (I/M)	53.23	49.70	44.67	41.68	37.08	33.17	32.45	29.93	29.28

WINTRUST SUBSIDIARIES AND LOCATIONS

Wintrust is a financial holding company whose common stock is traded on the Nasdaq Global Select Market (Nasdaq: WTFC). Its 15 community bank subsidiaries are: Lake Forest Bank & Trust Company, N.A., Hinsdale Bank & Trust Company, N.A., Wintrust Bank, N.A., in Chicago, Libertyville Bank & Trust Company, N.A., Barrington Bank & Trust Company, N.A., Crystal Lake Bank & Trust Company, N.A., Northbrook Bank & Trust Company, N.A., Schaumburg Bank & Trust Company, N.A., Village Bank & Trust, N.A., in Arlington Heights, Beverly Bank & Trust Company, N.A. in Chicago, Wheaton Bank & Trust Company, N.A., State Bank of The Lakes, N.A., in Antioch, Old Plank Trail Community Bank, N.A., in New Lenox, St. Charles Bank & Trust Company, N.A. and Town Bank, N.A., in Hartland, Wisconsin.

In addition to the locations noted above, the banks also operate facilities in Illinois in Addison, Algonquin, Aurora, Bloomingdale, Bolingbrook, Buffalo Grove, Burbank, Cary, Clarendon Hills, Crete, Countryside, Darien, Deerfield, Des Plaines, Downers Grove, Elgin, Elk Grove Village, Elmhurst, Evanston, Evergreen Park, Frankfort, Geneva, Glen Ellyn, Glencoe, Glenview, Gurnee, Grayslake, Hanover Park, Highland Park, Highwood, Hoffman Estates, Homer Glen, Itasca, Joliet, Lake Bluff, Lake Villa, Lansing, Lemont, Lindenhurst, Lombard, Lynwood, Markham, Maywood, McHenry, Mokena, Mount Prospect, Mundelein, Naperville, Northfield, Norridge, Oak Lawn, Oak Park, Orland Park, Palatine, Park Ridge, Prospect Heights, Riverside, Rockford, Rolling Meadows, Round Lake Beach, Shorewood, Skokie, South Holland, Spring Grove, Steger, Stone Park, Vernon Hills, Wauconda, Waukegan, Western Springs, Willowbrook, Wilmette, Winnetka and Wood Dale, and in Wisconsin in Burlington, Clinton, Delafield, Delavan, Elm Grove, Genoa City, Kenosha, Lake Geneva, Madison, Menomonee Falls, Milwaukee, Pewaukee, Racine, Wales, Walworth, Whitefish Bay and Wind Lake, and in Dyer, Indiana and in Naples, Florida.

Additionally, the Company operates various non-bank business units:
•FIRST Insurance Funding and Wintrust Life Finance, each a division of Lake Forest Bank & Trust Company, N.A., serve commercial and life insurance loan customers, respectively, throughout the United States.
•First Insurance Funding of Canada serves commercial insurance loan customers throughout Canada.
•Tricom, Inc. of Milwaukee provides high-yielding, short-term accounts receivable financing and value-added out-sourced administrative services, such as data processing of payrolls, billing and cash management services, to temporary staffing service clients located throughout the United States.
•Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A., engages primarily in the origination and purchase of residential mortgages for sale into the secondary market through origination offices located throughout the United States. Loans are also originated nationwide through relationships with wholesale and correspondent offices.
•Wintrust Investments, LLC is a broker-dealer providing a full range of private client and brokerage services to clients and correspondent banks located primarily in the Midwest.
•Great Lakes Advisors LLC provides money management services and advisory services to individual accounts.
•The Chicago Trust Company, N.A., a trust subsidiary, allows Wintrust to service customers’ trust and investment needs at each banking location.
•Wintrust Asset Finance offers direct leasing opportunities.
•CDEC provides Qualified Intermediary services (as defined by U.S. Treasury regulations) for taxpayers seeking to structure tax-deferred like-kind exchanges under Internal Revenue Code Section 1031.

FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements within the meaning of federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, such as the impacts of the COVID-19 pandemic (including the continued emergence of variant strains), and which may include, but are not limited to, those listed below and the Risk Factors discussed under Item 1A of the Company’s 2021 Annual Report on Form 10-K and in any of the Company’s subsequent SEC filings. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to the Company’s future financial performance, the performance of its loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that the Company may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on financial condition and results of operations from expected developments or events, the Company’s business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:

•the severity, magnitude and duration of the COVID-19 pandemic, including the continued emergence of variant strains, and the direct and indirect impact of such pandemic, as well as responses to the pandemic by the government, businesses and consumers, on the economy, our financial results, operations and personnel, commercial activity and demand across our business and our customers’ businesses;
•economic conditions and events that affect the economy, housing prices, the job market and other factors that may adversely affect the Company’s liquidity and the performance of its loan portfolios, particularly in the markets in which it operates;
•negative effects suffered by us or our customers resulting from changes in U.S. trade policies;
•the extent of defaults and losses on the Company’s loan portfolio, which may require further increases in its allowance for credit losses;
•estimates of fair value of certain of the Company’s assets and liabilities, which could change in value significantly from period to period;
•the financial success and economic viability of the borrowers of our commercial loans;
•commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;
•the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in the Company’s allowance for credit losses;
•inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;
•changes in the level and volatility of interest rates, the capital markets and other market indices (including developments and volatility arising from or related to the COVID-19 pandemic) that may affect, among other things, the Company’s liquidity and the value of its assets and liabilities;
•the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect the Company’s net interest income and net interest margin, and which could materially adversely affect the Company’s profitability;
•competitive pressures in the financial services business which may affect the pricing of the Company’s loan and deposit products as well as its services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;
•failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of the Company’s recent or future acquisitions;
•unexpected difficulties and losses related to FDIC-assisted acquisitions;
•harm to the Company’s reputation;
•any negative perception of the Company’s financial strength;
•ability of the Company to raise additional capital on acceptable terms when needed;
•disruption in capital markets, which may lower fair values for the Company’s investment portfolio;
•ability of the Company to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;
•failure or breaches of our security systems or infrastructure, or those of third parties;
•security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion or data corruption attempts and identity theft;
•adverse effects on our information technology systems resulting from failures, human error or cyberattacks (including ransomware);
•adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;
•increased costs as a result of protecting our customers from the impact of stolen debit card information;
•accuracy and completeness of information the Company receives about customers and counterparties to make credit decisions;
•ability of the Company to attract and retain senior management experienced in the banking and financial services industries;
•environmental liability risk associated with lending activities;
•the impact of any claims or legal actions to which the Company is subject, including any effect on our reputation;
•losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;
•the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;
•the soundness of other financial institutions;
•the expenses and delayed returns inherent in opening new branches and de novo banks;
•liabilities, potential customer loss or reputational harm related to closings of existing branches;

•examinations and challenges by tax authorities, and any unanticipated impact of the Tax Act;
•changes in accounting standards, rules and interpretations, and the impact on the Company’s financial statements;
•the ability of the Company to receive dividends from its subsidiaries;
•the ability of the Company to successfully discontinue use of LIBOR and transition to an alternative rate for current and future transactions;
•a decrease in the Company’s capital ratios, including as a result of declines in the value of its loan portfolios, or otherwise;
•legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies, including those changes that are in response to the COVID-19 pandemic, including without limitation the Coronavirus Aid, Relief, and Economic Security Act, the Economic Aid to Hard-Hit Small Businesses, Nonprofits and Venues Act, and the rules and regulations that may be promulgated thereunder;
•a lowering of our credit rating;
•changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to the COVID-19 pandemic, persistent inflation or otherwise;
•regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;
•increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;
•the impact of heightened capital requirements;
•increases in the Company’s FDIC insurance premiums, or the collection of special assessments by the FDIC;
•delinquencies or fraud with respect to the Company’s premium finance business;
•credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing the Company’s premium finance loans;
•the Company’s ability to comply with covenants under its credit facility;
•fluctuations in the stock market, which may have an adverse impact on the Company’s wealth management business and brokerage operation; and
•widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change could have an adverse effect on the Company’s financial condition and results of operations, lead to material disruption of the Company’s operations or the ability or willingness of clients to access the Company’s products and services.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. The reader is cautioned not to place undue reliance on any forward-looking statement made by the Company. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. The Company undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events after the date of the press release. Persons are advised, however, to consult further disclosures management makes on related subjects in its reports filed with the Securities and Exchange Commission and in its press releases.

CONFERENCE CALL, WEBCAST AND REPLAY

The Company will hold a conference call on Thursday, January 19, 2023 at 10:00 a.m. (CST) regarding fourth quarter and full year 2022 earnings results. Individuals interested in participating in the call by addressing questions to management should register for the call to receive the dial-in numbers and unique PIN at the link included within the Company’s press release dated December 22, 2022 available at the Investor Relations, Investor News and Events, Press Releases link on its website at https://www.wintrust.com. A separate simultaneous audio-only webcast link is included within the press release referenced above. Registration for and a replay of the audio-only webcast with an accompanying slide presentation will be available at https://www.wintrust.com, Investor Relations, Investor News and Events, Presentations & Conference Calls. The text of the fourth quarter and full year 2022 earnings press release will also be available on the home page of the Company’s website at https://www.wintrust.com and at the Investor Relations, Investor News and Events, Press Releases link on its website.